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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12
GMH Communities Trust
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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10 Campus Boulevard
Newtown Square, PA 19073

April 29, 2005

To our Shareholders:

        On behalf of the Board of Trustees of GMH Communities Trust, I cordially invite you to attend our 2005 Annual Meeting of Shareholders. The meeting will be held on Wednesday, June 8, 2005 at 10:00 a.m., local time, at the Philadelphia Marriott West, 111 Crawford Avenue, West Conshohocken, PA 19428. During the meeting, shareholders will be asked to vote on the annual election of trustees and any other matters that may be properly brought before the meeting. In addition, we will update you on important developments in our business and respond to any questions that you may have about us.

        Information about the matters to be acted upon at the meeting is contained in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement. Also enclosed with this Proxy Statement are your proxy card instructions for voting and the 2004 Annual Report to shareholders.

        I would like to take this opportunity to remind you that your vote is very important. Please take a moment now to cast your vote in accordance with the instructions set forth on the enclosed proxy card. In addition, if you would like to attend the 2005 Annual Meeting in person, please see the admission instructions set forth in the Notice of Annual Meeting of Shareholders accompanying this letter and on the enclosed proxy card.

        I look forward to seeing you at the meeting.

Best regards,

Gary M. Holloway, Sr. Chairman, President and Chief Executive Officer

TABLE OF CONTENTS

Notice of Annual Meeting of Shareholders	i
Proxy Statement
General Questions and Answers About the Meeting	1
Proposal 1—Election of Trustees	5
Board of Trustees	6
Share Ownership of Our Trustees, Executive Officers and 5% Beneficial Owners	8
Corporate Governance	12
Board Committees and Trustee Compensation	14
Report of the Compensation Committee	17
Executive Compensation	21
Compensation Committee Interlocks and Insider Participation	26
Certain Relationships and Related Transactions	26
Report of Audit Committee	30
Independent Registered Public Accounting Firm Fees	31
Share Price Performance Graph	32
Section 16(a) Beneficial Ownership Reporting Compliance	32
2004 Annual Report to Shareholders	33
Appendix A Audit Committee Charter	A-1

10 Campus Boulevard
Newtown Square, PA 19073

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held June 8, 2005

        NOTICE IS HEREBY GIVEN that the 2005 Annual Meeting of Shareholders of GMH Communities Trust, a Maryland real estate investment trust (the "Trust"), will be held on Wednesday, June 8, 2005 at 10:00 a.m., local time, at the Philadelphia Marriott West, 111 Crawford Avenue, West Conshohocken, PA 19428, for the following purposes:

  1.
  To elect eight members of the Board of Trustees to hold office until the annual meeting of shareholders to be held in 2006; and

  2.
  To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

        The Board has fixed the close of business on April 21, 2005, as the record date for the 2005 Annual Meeting ("Record Date"). Only shareholders of record as of that date are entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof.

        If you hold your shares directly in your name, and plan to attend the meeting, you may pre-register by following the instructions for pre-registration on the enclosed proxy card. If your shares are held in the name of a broker or other nominee or holder of record, and plan to attend the meeting, you will need to bring proof of ownership to the meeting. A recent brokerage account statement is an example of proof of ownership. If you hold your shares through a broker or other nominee, you may send a request for pre-registration to: Annual Meeting Pre-Registration, GMH Communities Trust, 10 Campus Boulevard, Newtown Square, Pennsylvania 19073, Attn: Secretary and General Counsel. Your request should include the following information:

  •
  your name and complete mailing address;

  •
  if you have appointed a proxy to attend the 2005 Annual Meeting on your behalf, the name of that proxy; and

  •
  a copy of a brokerage statement reflecting your share ownership as of the Record Date.

        The accompanying form of proxy is solicited by the Board of Trustees. Further information about the business to be transacted at the 2005 Annual Meeting is provided in the attached Proxy Statement.

By Order of the Board of Trustees,

Joseph M. Macchione Secretary

Newtown Square, Pennsylvania
April 29, 2005

Whether or not you plan to attend the 2005 Annual Meeting in person, please mark, execute, date and promptly return the enclosed proxy card in the postage-prepaid envelope provided. Doing so will not prevent you from voting in person at the meeting, if you choose to do so. It will, however, help to assure that a quorum is present for the meeting and to avoid proxy solicitation costs.

i

10 Campus Boulevard
Newtown Square, PA 19073

PROXY STATEMENT

        This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Trustees of GMH Communities Trust (the "Board"), a Maryland real estate investment trust (the "Trust" or "we"), for use at the Trust's 2005 Annual Meeting of Shareholders ("2005 Annual Meeting"), to be held at the Philadelphia Marriott West, 111 Crawford Avenue, West Conshohocken, PA 19428 on Wednesday, June 8, 2005 at 10:00 a.m., local time, and any adjournment or postponement thereof, for the purposes set forth in the foregoing notice and more fully discussed herein. This Proxy Statement, the foregoing notice and the enclosed proxy card are first being mailed to shareholders of the Trust on or about April 29, 2005. Only shareholders of record at the close of business on April 21, 2005 (the "Record Date") are entitled to notice of, and to vote at, the 2005 Annual Meeting.

GENERAL QUESTIONS AND ANSWERS ABOUT THE MEETING

        The questions and answers set forth below provide general information regarding this Proxy Statement and the 2005 Annual Meeting.

When are our 2004 Annual Report and this Proxy Statement first being sent to shareholders?

        Our 2004 Annual Report and this Proxy Statement are being sent to shareholders beginning on or about April 29, 2005.

What will shareholders vote on at the meeting?

  1.
  To elect eight members of the Board of Trustees to hold office until the annual meeting of shareholders to be held in 2006; and

  2.
  To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

Who is entitled to vote at the 2005 Annual Meeting and how many votes do they have?

        Common shareholders of record at the close of business on the Record Date may vote at the 2005 Annual Meeting. Each share has one vote. There were 30,374,551 common shares outstanding on the Record Date.

How do I vote?

        You must be present, or represented by proxy, at the 2005 Annual Meeting in order to vote your shares. Since many of our shareholders are unable to attend the meeting in person, we send proxy cards to all of our shareholders to enable them to vote.

What is a proxy?

        A proxy is a person you appoint to vote on your behalf. If you complete and return the enclosed proxy card, your shares will be voted by the proxies identified on the proxy card.

By completing and returning this proxy card, who am I designating as my proxy?

        You will be designating Gary M. Holloway, Sr., our chairman, president and chief executive officer, and Joseph M. Macchione, our senior vice president, general counsel and secretary, as your proxies.

They may act on your behalf together or individually and will have the authority to appoint a substitute to act as proxy.

How will my proxy vote my shares?

        Your proxy will vote according to the instructions on your proxy card. If you complete and return your proxy card, but do not indicate your vote on the Proposal 1—Election of Trustees, your proxy will vote "FOR" each of the nominees under Proposal 1. We do not intend to bring any other matter for a vote at the 2005 Annual Meeting, and we do not know of anyone else who intends to do so. However, your proxies will be authorized to vote on your behalf, in their discretion, on other business that properly comes before the 2005 Annual Meeting and for which proxies are permitted to vote.

How do I vote using my proxy card?

        Simply sign and date the enclosed proxy card and return it using the enclosed prepaid envelope, or otherwise follow the voting instructions included on each proxy card that you receive.

How do I revoke my proxy?

        You may revoke your proxy at any time before your shares are voted at the 2005 Annual Meeting by:

  •
  notifying the Trust's secretary in writing that you are revoking your proxy at: GMH Communities Trust, Attn: Secretary and General Counsel, 10 Campus Boulevard, Newtown Square, PA 19073;

  •
  executing a later dated proxy card; or

  •
  attending and voting by ballot at the 2005 Annual Meeting.

Who will count the votes?

        Under our bylaws and Maryland law, the Board may, but need not, appoint one or more persons or entities to serve as inspector(s) of election for the purpose of counting votes at a shareholder meeting. Our Board has delegated the authority to designate an inspector of election to Gary M. Holloway, Sr., our chairman, president and chief executive officer. As of the mailing of this Proxy Statement, Mr. Holloway had not designated an inspector of election for the 2005 Annual Meeting, but he may do so at any time prior to the meeting. Regardless of whether an inspector of election is formally designated prior to the meeting, we expect that representatives of our transfer agent and registrar will assist in the tabulation of affirmative and negative votes and withheld votes and abstentions.

What constitutes a quorum?

        As of the Record Date, the Trust had 30,374,551 common shares outstanding. A majority of the outstanding shares entitled to vote at the 2005 Annual Meeting on any matter, present or represented by proxy, will constitute a quorum for the meeting. If you sign and return your proxy card, your shares will be counted in determining the presence of a quorum, even if you withhold your vote. If a quorum is not present at the meeting, the shareholders present in person or by proxy may adjourn the meeting to a date not more than 120 days after the Record Date, until a quorum is present.

Can limited partners in the Trust's operating partnership ("OP") vote their units of limited partnership interest in the OP ("OP units")?

        No. Only common shareholders of record at the close of business on the Record Date may vote at the 2005 Annual Meeting. Holders of OP units are not shareholders of the Trust, and therefore may not vote their OP units at meetings of our shareholders. The holders of OP units, other than the Trust, have redemption rights that enable them to redeem their OP units for common shares of the Trust on a one-for-one basis, generally after a one-year holding period. A holder of OP units would have had to redeem OP units into common shares prior to the Record Date in order to vote such common shares at the 2005 Annual Meeting. As of the Record Date, none of the 30,264,678 OP units then outstanding, and not held by the Trust, had been redeemed for common shares of the Trust.

How may my vote be cast and what vote is required for the election of trustees?

        With respect to the election of trustees, votes may be cast in favor of or withheld from one or all nominees. Votes that are withheld will not be included in the vote. Trustees are elected by a plurality, and therefore the eight nominees receiving the most votes "for" election will be elected as trustees. Some of our shareholders will not vote, so the shareholders who do vote influence the outcome of the election in greater proportion than their percentage ownership of the Trust.

        For the election of trustees, withheld votes do not affect whether a nominee has received sufficient votes to be elected. Shares held by brokers that do not have discretionary authority to vote on a particular matter and that have not received voting instructions from their customers (commonly referred to as "broker non-votes") are not counted or deemed to be present or represented for the purpose of determining whether shareholders have approved that matter, but they are counted as present for the purpose of determining the existence of a quorum at the meeting. Banks and brokers that have not received voting instructions from their clients cannot vote on their clients' behalf on "non-routine" proposals, but may vote their clients' shares on the election of trustees. Since the election of trustees is considered a routine matter for which brokers have the discretionary authority to vote for beneficial owners who have not otherwise provided voting instructions, broker non-votes will not exist with respect to the proposal for election of trustees.

What vote is required on other matters?

        The Trust is unaware of any other matters to be brought before the 2005 Annual Meeting. To the extent that such other matters are properly brought before the meeting, however, a majority of the votes cast at a meeting of shareholders is required to approve any other matter, unless a greater vote is required by law or by our Articles of Amendment and Restatement of Declaration of Trust ("Declaration of Trust"). The treatment of broker non-votes and abstentions with respect to such other matters will depend upon the vote required to approve the matter, but in all cases will be considered present for the purpose of determining the presence of a quorum.

Who is soliciting my proxy, how is it being solicited and who pays the cost?

        The Board is soliciting your proxy. The solicitation process is being conducted primarily by mail. However, proxies may also be solicited in person, by telephone or facsimile. Georgeson Shareholder, our proxy solicitor, is assisting us with respect to the coordination of mailing of the proxy statements to brokers and other custodians, nominees and fiduciaries for a fee of approximately $2,000, plus out-of-pocket expenses. The Trust pays the cost of soliciting proxies and also reimburses brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation material to the owners of common shares.

What percentage of our common shares do current trustees and executive officers of the Trust own?

        Our trustees and executive officers beneficially owned in the aggregate approximately 1.2% of our common shares, excluding OP units, as of the Record Date. (See the section of this Proxy Statement titled "Share Ownership of our Trustees, Executive Officers and 5% Beneficial Owners" for more details.)

When are shareholder proposals and trustee nominations for our 2006 Annual Meeting of Shareholders due?

        In accordance with our bylaws, notice relating to nominations for trustees or proposed business to be considered at the 2006 Annual Meeting of Shareholders must be given no earlier than November 30, 2005, and no later than December 30, 2005. These requirements do not affect the deadline for submitting shareholder proposals for inclusion in the proxy statement for the 2006 Annual Meeting (discussed in the question and answer below), nor do they apply to questions a shareholder may wish to ask at the 2005 Annual Meeting. In accordance with our bylaws, a shareholder's notice must set forth:

  •
  as to each individual whom the shareholder proposes to nominate for election or reelection as a trustee (A) the name, age, business address and residence address of such individual, (B) the class, series and number of any shares of the Trust that are beneficially owned by such individual, (C) the date such shares were acquired and the investment intent of such acquisition and (D) all other information relating to such individual that is required to be disclosed in solicitations of proxies for election of trustees in an election contest (even if an election contest is not involved), or is otherwise required to be included in proxy statements in accordance with the rules and regulations of the Securities and Exchange Commission ("SEC") (including such individual's written consent to being named in the proxy statement as a nominee and to serving as a Trustee if elected);

  •
  as to any other business that the shareholder proposes to bring before the meeting, a description of such business, the reasons for proposing such business at the meeting and any material interest in such business of such shareholder and any Shareholder Associated Person, individually or in the aggregate, including any anticipated benefit to the shareholder or the Shareholder Associated Person therefrom. The term "Shareholder Associated Person" means (i) any person controlling, directly or indirectly, or acting in concert with, a shareholder, or (ii) any beneficial owner of common shares;

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  as to the shareholder giving the notice and any Shareholder Associated Person, the class, series and number of all shares of the Trust owned by such shareholder and by such Shareholder Associated Person, if any, and the nominee holder for, and number of, shares owned beneficially but not of record by such shareholder and by such Shareholder Associated Person;

  •
  as to the shareholder giving the notice and any Shareholder Associated Person, the name and address of such shareholder and Shareholder Associated Person, as they appear on the Trust's share ledger, if different, their current names and addresses; and

  •
  to the extent known by the shareholder giving the notice, the name and address of any other shareholder supporting the nominee for election or reelection as a trustee or the proposal of other business on the date of such shareholder's notice.

When are shareholder proposals intended to be included in the proxy statement for the 2006 Annual Meeting of Shareholders due?

        Shareholders who wish to include proposals in the proxy statement must submit such proposals in accordance with regulations adopted by the SEC. Shareholder proposals for the 2006 Annual Meeting must be submitted in writing by December 30, 2005 to GMH Communities Trust, Attn: Secretary and General Counsel, 10 Campus Boulevard, Newtown Square, PA 19073.

        However, if the date of the 2006 Annual Meeting changes by more than 30 days from the date of the 2005 Annual Meeting, the deadline for shareholder proposals to be included in the Proxy Statement is a reasonable time before the Trust begins to print and mail its proxy materials. You should submit any proposal by a method that permits you to prove the date of delivery to us.

How can shareholders communicate with the Board, including non-employee Trustees?

        Shareholders may communicate with the full Board, the chairman or the non-employee trustees by writing to such trustees care of GMH Communities Trust, Attn: Secretary and General Counsel, 10 Campus Boulevard, Newtown Square, PA 19073. The secretary and general counsel will review all correspondence for any inappropriate correspondence and correspondence more suitably directed to management. The secretary and general counsel will then summarize and provide to the Board all correspondence not otherwise forwarded to the Board, and forward any appropriate correspondence to the entire Board, the chairman or the non-employee trustees, as the case may be, as requested in such correspondence. In addition, shareholders, employees of the Trust and third parties may submit complaints regarding accounting and auditing matters, which complaints will be reviewed by or under the direction of our Audit Committee, by following the complaint procedures posted on the Corporate Governance section of the "Investor Relations" page of our web site at www.gmhcommunities.com. References to our web site in this Proxy Statement are intended to be inactive textual references only.

PROPOSAL 1—ELECTION OF TRUSTEES

        The Trust's Declaration of Trust provides that trustees will be elected at each annual meeting of shareholders of the Trust. The Board consists of such number of trustees as is from time to time set by resolution adopted by the Board as provided in the Trust's bylaws. The Board currently is authorized to have up to eight members.

        The Board recommends to the shareholders the election of the following eight designated nominees for election at the 2005 Annual Meeting, to serve as trustees until the Annual Meeting of Shareholders to be held in 2006 and the election and qualification of the trustee's respective successor or until the trustee's earlier death, removal or resignation:

Gary M. Holloway, Sr.	Steven J. Kessler
Bruce F. Robinson	Denis J. Nayden
Frederick F. Buchholz	Dennis J. O'Leary
RADM James W. Eastwood (Ret)	Richard A. Silfen

        All nominees are currently trustees who have consented to be named, and have agreed to serve if elected. If this should not be the case, however, the proxies may be voted for a substitute nominee to be designated by the Board, or, as an alternative, the Board may reduce the number of trustees to be elected at the 2005 Annual Meeting or leave the position(s) vacant.

        In addition to the eight trustees to be elected at the 2005 Annual Meeting, Vornado Realty L.P. ("Vornado"), the operating partnership of Vornado Realty Trust, has the right to designate an additional trustee to our Board pursuant to the terms of a warrant that we and our operating partnership issued prior to the Trust's initial public offering in November 2004 ("IPO"). A more detailed description of this nomination right is included in the section of this Proxy Statement titled "Corporate Governance—Trustee Nomination Process" below. In the event that Vornado elects to exercise this right at any time after the printing of this Proxy Statement, the Trust anticipates that the Board will increase the number of trustees from eight to nine members, and will appoint the Vornado designee to fill the vacancy created by such increase. Proxies submitted by shareholders with respect to the 2005 Annual Meeting, however, will not be entitled to vote on the election of Vornado's designee at the 2005 Annual Meeting.

        Biographical information concerning each nominee for election as trustee is set forth below under the heading "Board of Trustees."

        The Board unanimously recommends a vote FOR each of the nominees named in Proposal 1—Election of Trustees.

BOARD OF TRUSTEES

        Our Board currently consists of eight members. We have provided below information regarding our current trustees, each of whom is nominated for election at the 2005 Annual Meeting.

Name	Age	Title
Gary M. Holloway, Sr.(1)	49	President, Chief Executive Officer and Chairman of the Board
Bruce F. Robinson(1)	49	President of Military Housing Business and Trustee
Frederick F. Buchholz	59	Trustee
RADM James W. Eastwood (Ret)	59	Trustee
Steven J. Kessler	62	Trustee
Denis J. Nayden	51	Trustee
Dennis J. O'Leary(1)	57	Trustee
Richard A. Silfen	42	Trustee

(1)
Gary M. Holloway, Sr. designated each of these individuals for nomination to our Board pursuant to his right to nominate up to three trustees under the terms of his employment agreement. See the section below titled "Corporate Governance—Trustee Nomination Process" for a more detailed discussion of Mr. Holloway's nomination rights.

        Messrs. Holloway and Robinson have served as trustees since the initial formation of the Trust in May 2004. The other trustees have served as trustees since October 28, 2004, the date on which the Trust's common shares were first publicly traded.

        Gary M. Holloway, Sr. is our chairman, president and chief executive officer. Since 1985 and prior to our initial public offering, Mr. Holloway founded and operated GMH Associates, our predecessor entities and other affiliated entities, as a fully integrated and diverse real estate company with divisions specializing in the student and military housing industries, as well as the commercial real estate and investment services sectors. Under Mr. Holloway's direction, GMH Associates has acquired, built, managed and expanded residential and commercial properties throughout the U.S. since its inception. Prior to the formation of GMH Associates, Mr. Holloway was involved in various aspects of the real estate industry. He served as chief financial officer for the Holloway Corporation, a closely held business that specialized in residential and senior housing developments, and began his career with Touche Ross & Co., Certified Public Accountants, where he provided accounting and tax services to real estate clients.

        Bruce F. Robinson is president of our military housing division, GMH Military Housing, a military housing company which provides development, management, and construction/renovation services for family housing located on military bases throughout the United States. In addition, he manages our military joint venture and partner relationships. Prior to joining the military division, Mr. Robinson directed GMH Capital Partners, LP, an international corporate real estate company. During his tenure at the firm, which began in 1986, he has been a key participant in the formation and operation of all entity structures as well as financing issues, due diligence and global planning. Prior to joining GMH Associates, he was a senior tax manager for Touche Ross & Co., Certified Public Accountants, where he specialized in real estate syndication, partnerships and corporate acquisitions.

        Frederick F. Buchholz worked with Lend Lease Real Estate investments or its predecessors from 1968 until retiring in June 1998. Since his retirement, Mr. Buchholz has served as an independent real estate consultant. He was appointed senior vice president of Equitable Real Estate in December 1990 and executive vice president in 1992. Prior to his retirement, Mr. Buchholz was the officer in charge of the Lend Lease Philadelphia region, supervising new business, asset management and restructuring/workout activities on behalf of a total mortgage and equity portfolio exceeding $2.5 billion. At various times, Mr. Buchholz was also the officer in charge of Equitable Real Estate's New York and Washington, D.C. regional offices. Mr. Buchholz is a member of the board of trustees of Liberty Property Trust, and is a member of the Appraisal Institute and the Investment Review Committee of the Delaware Valley Real Estate Investment Fund, L.P.

        RADM James W. Eastwood (Ret) is chairman of Granary Associates, a project management, architectural, interior design and real estate development firm, a position he has held since 1990. Admiral Eastwood became executive vice president of Granary Associates in 1983, served as president from 1990 through 2004, and led the company through extraordinary growth and expansion in the healthcare, public and corporate sectors. He retired from the Naval Reserves in November 2001 as a Two Star Admiral having completed his final tour as Deputy, Vice-Commander, Commander-in-Chief Atlantic Fleet. Admiral Eastwood also serves on the board of directors of First Penn Bank. Admiral Eastwood is an NROTC graduate of Villanova University with a Bachelor of Engineering degree.

        Steven J. Kessler has been a senior vice president and the chief financial officer of Resource America, Inc., an asset management company that specializes in real estate, energy, financial services and equipment leasing, since 1997. Since March 2005, Mr. Kessler also has served as chief financial officer and treasurer of Resource Capital Corp., a newly formed specialty finance company that is externally managed by an indirect, wholly-owned subsidiary of Resource America, Inc., and intends to elect and qualify to be treated as a real estate investment trust and to invest in a combination of real estate-related securities and commercial finance assets. In addition, from 2002 to 2004, Mr. Kessler served as the chief financial officer of Atlas Pipeline Partners, L.P. Prior to that, Mr. Kessler was vice president-finance and acquisitions at Kravco Company from March 1994 until 1997. From 1983 through March 1994, Mr. Kessler was chief financial officer and chief operating officer at Strouse Greenberg & Co., Inc., a regional full service real estate company, and vice president-finance and chief accounting officer at its successor, The Rubin Organization. Prior thereto, Mr. Kessler was a partner at Touche Ross & Co., Certified Public Accountants. Mr. Kessler received a Bachelor of Science degree in accounting from Temple University in 1965 and became a certified public accountant in 1967.

        Denis J. Nayden is a senior vice president of General Electric Company and the former chairman and chief executive officer of GE Capital Corporation. Mr. Nayden joined GE Capital as marketing administrator for Air/Rail Financing in 1977, and in 1986 joined the Corporate Finance Group as vice president and general manager. In 1987, he was appointed senior vice president and general manager of the Structured Finance Group, and executive vice president of GE Capital in 1989. Mr. Nayden was named president and chief operating officer of GE Capital in 1994, and chairman and chief executive officer of GE Capital in June 2000. Mr. Nayden remains Senior Vice President of GE. Currently, Mr. Nayden serves as Senior Advisor to GE's Financial Services Companies. Additionally, he serves as Senior Advisor and Managing Partner of the Oak Hill Partners, L.P., a private investment group. He also is a Member of Alix Partners Holdings/Questor Partners Holdings Advisory Board. Mr. Nayden received his Bachelor of Arts in English and his MBA in Finance from the University of Connecticut in 1976 and 1977, respectively.

        Dennis J. O'Leary has been an independent consultant and a private investor since January 2004, working as a consultant to GMH Communities Trust and its predecessor entities on financial, structuring and compensation matters since March 2004. He was a partner with Ernst & Young LLP during 2002 and 2003, heading up the firm's New York Region—Insurance Tax Practice. From 1985 to 2001, Mr. O'Leary was a senior vice president with Reliance Group Holdings, Inc. where he was responsible for worldwide tax planning. Prior to that time, he was a partner with Touche Ross & Co, Certified Public Accountants. Mr. O'Leary received his Bachelor of Arts in Economics from LaSalle University in 1970 and an MBA in Accounting and Finance from Temple University in 1973. He became a certified public accountant in 1974.

        Richard A. Silfen has been president and chief financial officer of Cangen Biotechnologies, Inc., a biotechnology company developing diagnostic tests for the early detection of cancer and other technologies designed to enhance the selection of cancer therapeutic regimes, since August 2004. From May 2000 until August 2004, Mr. Silfen was a partner of the law firm of Morgan, Lewis & Bockius LLP. Mr. Silfen has extensive experience counseling real estate investment trusts and other publicly traded companies in connection with capital raising transactions and other securities matters, as well as mergers and acquisitions and other business and financial matters. He is also a member of the National Association of Real Estate Investment Trusts. Prior to May 2000, Mr. Silfen was a partner of the law firm of Wolf, Block, Schorr and Solis-Cohen LLP and was vice chairman of its corporate department. From 1987 through 1990, Mr. Silfen worked in the Securities and Exchange Commission's Division of Corporation Finance. Mr. Silfen received his Bachelor of Arts in Physics from Baylor University in 1983 and his J.D. from the University of Alabama in 1987.

SHARE OWNERSHIP OF OUR TRUSTEES, EXECUTIVE OFFICERS
AND 5% BENEFICIAL OWNERS

        The following table sets forth the beneficial ownership of common shares, as of March 31, 2005, by (i) each of our trustees, (ii) each of our executive officers, (iii) all of our trustees and executive officers as a group, and (iv) any shareholders known to us to be the beneficial owner of more than 5% of our common shares (based solely on information provided in Schedule 13D or 13G filings made by such beneficial owners with the SEC). The SEC has defined "beneficial" ownership of a security to mean the possession, directly or indirectly, of voting power and/or investment power. A shareholder is also deemed to be, as of any date, the beneficial owner of all securities that such shareholder has the right to acquire within 60 days after that date through (a) the exercise of any option, warrant or right, (b) the conversion of a security, (c) the power to revoke a trust, discretionary account or similar arrangement, or (d) the automatic termination of a trust, discretionary account or similar arrangement.

        Under the terms of the Trust's Declaration of Trust, shareholders generally may not have "beneficial" or "constructive" ownership (as those terms are defined in the Declaration of Trust) of more than 7.1% of the outstanding common shares of the Trust at any time. Common shares indicated as beneficially owned in the following table may not be deemed to be "beneficially" and/or "constructively" owned by the shareholder under the Declaration of Trust. The Declaration of Trust provides that the Board may approve exceptions to this limitation of ownership, provided that the ownership exception would not threaten the Trust's ability to qualify as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"), and currently provides the following exceptions: (i) Mr. Holloway and persons whose share ownership would be attributed to him under the Declaration of Trust's constructive ownership provisions may own no more than 20% of the outstanding shares of the Trust; (ii) Steven Roth, the chief executive officer of Vornado Realty Trust, and persons whose share ownership would be attributed to him under the Declaration Trust's constructive ownership rules may own no more than 8.5% of the outstanding shares of the Trust, and (iii) Vornado Realty, L.P., Vornado Realty Trust, and designated affiliates or permitted transferees of Vornado Realty, L.P. under the terms of a warrant issued by the Trust, generally have no restriction on ownership levels in the Trust (except that any person who is treated as an "individual" for purposes of the Code may not benefit from this unlimited ownership exception).

Name of Beneficial Owner	Number of Shares Beneficially Owned		Percentage of Outstanding Common Shares(1)
Trustees and Executive Officers
Gary M. Holloway, Sr.(2)	171,550	(2)	*
Bruce F. Robinson	—	(3)	*
Joseph M. Coyle	10,000	(3)	*
John DeRiggi	—	(3)	*
Bradley W. Harris	9,430		*
Joseph M. Macchione	1,200	(3)	*
Frederick F. Buchholz	6,927	(4)	*
RADM James W. Eastwood (Ret)	73,927	(4)	*
Steven J. Kessler	3,927	(4)	*
Denis J. Nayden	38,927	(4)	*
Dennis J. O'Leary	51,427	(4)	*
Richard A. Silfen	6,927	(4)	*
All trustees and executive officers as a group (12 persons)	374,242		1.2%
5% Shareholders
Cohen & Steers(5)	4,652,545		15.3%
Citigroup(6)	1,740,390		5.7%
Farallon Partners, L.L.C.(7)	1,884,500		6.2%
FMR Corp.(8)	3,833,600		12.6%
Franklin Resources, Inc.(9)	3,016,830		9.9%
Teachers Insurance and Annuity Association of America (TIAA)(10)	1,984,000		6.5%
Vornado Realty Trust(11)	13,009,080		30.0%

*
Less than 1%.

(1)
Based on 30,374,551 common shares outstanding as of March 31, 2005. Under the terms of the partnership agreement of our operating partnership, OP units generally may be redeemed for cash or common shares after the units have been held for one year from the date such units are issued (unless otherwise agreed to be redeemed earlier at the discretion of the general partner of our operating partnership). The OP units beneficially owned by Vornado Realty Trust as of March 31, 2004 are redeemable for common shares beginning six months after issuance (See Footnote 11 below).

(2)
The address for Mr. Holloway is c/o GMH Communities Trust, 10 Campus Boulevard, Newtown Square, PA 19073. The number of common shares shown as beneficially owned by Mr. Holloway includes 11,550 common shares beneficially owned by Mr. Holloway's wife, but does not include common shares issuable upon redemption of 16,988,830 OP units that were beneficially owned by Mr. Holloway as of March 31, 2005. Under the terms of the partnership agreement of our operating partnership, Mr. Holloway may require that his OP units be redeemed for common shares rather than cash; provided, however, that he is limited to redeeming such units for a number of common shares equal to no more than 20% of the outstanding common shares at the time of such redemption.

(3)
The number of common shares shown as beneficially owned does not include common shares issuable upon redemption of the following OP units beneficially owned as of March 31, 2005:

  Bruce F. Robinson—1,010,305 units; Joseph M. Coyle (held through a wholly owned corporation, Joseph M. Coyle Enterprises, Inc.)—422,768 units; John DeRiggi—251,250 units; Joseph M. Macchione—62,500 units. All of the OP units held by Messrs. Robinson, Coyle, DeRiggi and Macchione had been held for less than one year as of March 31, 2005 (See Footnote 1), and therefore were not redeemable for common shares within 60 days.

(4)
Number of shares presented includes 3,927 restricted common shares issued to each of the non-employee trustees under the Trust's Equity Incentive Plan. Mr. Silfen possesses shared voting and dispositive power with his spouse over 3,000 of the common shares reported as beneficially owned by him.

(5)
Based upon information contained in a Schedule 13G filed with the SEC reporting beneficial ownership as of February 28, 2005. The Schedule 13G was filed jointly by Cohen & Steers, Inc. and Cohen & Steers Capital Management, Inc. The address of the reporting persons is 757 Third Avenue, New York, New York 10017. Cohen and Steers, Inc. and Cohen & Steers Capital Management, Inc. possessed sole voting power over 4,504,945 shares and sole dispositive power over 4,652,545 shares.

(6)
Based upon information contained in a Schedule 13G filed with the SEC reporting beneficial ownership as of December 31, 2004. The Schedule 13G was filed jointly by Citigroup Global Markets Holdings Inc. ("CGM Holdings") and Citigroup Inc. ("Citigroup"). The address of CGM Holdings is 388 Greenwich Street, New York, NY 10013 and the address of Citigroup is 399 Park Avenue, New York, NY 10043. The reporting persons possessed shared voting and dispositive power over the shares reported.

(7)
Based upon information contained in a Schedule 13G filed with the SEC reporting beneficial ownership as of February 11, 2005. The Schedule 13G was filed jointly by Farallon Capital Partners, L.P., Farallon Capital Institutional Partners, L.P., Farallon Capital Institutional Partners II, L.P., Farallon Capital Institutional Partners III, L.P., Tinicum Partners, L.P., Farallon Partners, L.L.C., David I. Cohen, Chun R. Ding ("Ding"), Joseph F. Downes ("Downes"), William F. Duhamel ("Duhamel"), Charles E. Ellwein ("Ellwein"), Richard B. Fried ("Fried"), Monica R. Landry ("Landry"), William F. Mellin ("Mellin"), Stephen L. Millham ("Millham"), Rajiv A. Patel ("Patel"), Derek C. Schrier ("Schrier"), Thomas F. Steyer ("Steyer") and Mark C. Wehrly ("Wehrly"). The address of the reporting persons, except for David I. Cohen, is c/o Farallon Capital Management, L.L.C., One Maritime Plaza, Suite 1325, San Francisco, California 94111. Farallon Capital Partners, L.P. possessed shared voting and dispositive power over 950,800 shares; Farallon Capital Institutional Partners, L.P. possessed shared voting and dispositive power over 747,300 shares; Farallon Capital Institutional Partners II, L.P. possessed shared voting and dispositive power over 79,600 shares; Farallon Capital Institutional Partners III, L.P. possessed shared voting and dispositive power over 80,100 shares; Tinicum Partners, L.P. possessed shared voting and dispositive power over 26,700 shares; and Farallon Partners, L.L.C., Ding, Downes, Duhamel, Ellwein, Fried, Landry, Mellin, Millham, Patel, Schrier, Steyer and Wehrly each possessed shared voting and dispositive power over 1,884,500 shares.

(8)
Based upon information contained in a Schedule 13G filed with the SEC reporting beneficial ownership as of February 14, 2005. The Schedule 13G was filed jointly by FMR Corp., Edward C. Johnson 3d and Abigail P. Johnson. The address of the reporting person is 82 Devonshire Street, Boston, Massachusetts 02109. FMR Corp. possessed sole voting power over 231,500 shares and sole dispositive power over 2,348,500 shares and each of Edward C. Johnson 3d and Abigail P. Johnson possessed sole dispositive power over 2,348,500 shares.

(9)
Based upon information contained in a Schedule 13G filed with the SEC reporting beneficial ownership as of December 31, 2004. The address of the reporting persons is One Franklin Parkway, San Mateo, CA 94403. The Schedule 13G was filed jointly by Franklin Resources, Inc.,

  Charles B. Johnson, Rupert H. Johnson, Jr. and Franklin Advisers, Inc. Franklin Advisers, Inc. possessed sole voting and dispositive power over 3,000,000 shares, Franklin Templeton Portfolio Advisers, Inc. possessed sole voting and dispositive power over 16,830 shares, and Franklin Resources, Inc., Charles B. Johnson and Rupert H. Johnson, Jr. did not possess sole voting or dispositive power over any shares.

(10)
Based upon information contained in a Schedule 13G filed with the SEC reporting beneficial ownership as of December 31, 2004. The Schedule 13G was filed jointly by Teachers Insurance and Annuity Association of America ("TIAA"), Teachers Advisors, Inc. ("Advisors") and TIAA-CREF Investment Management, LLC ("Investment Management"). The address of the reporting persons is 730 Third Avenue, New York, NY 10017. TIAA possessed sole voting and dispositive power over 912,000 shares and shared voting and dispositive power over 1,072,000 shares; Advisors possessed shared voting and dispositive power over 930,000 shares; and Investment Management possessed shared voting and dispositive power over 142,000 shares.

(11)
The number of common shares shown includes: (i) 6,666,667 OP units issued upon exercise of a warrant held by Vornado Realty L.P., (ii) 671,190 OP units issued to Vornado CCA Gainesville, L.L.C., an affiliate of Vornado Realty Trust, and (iii) up to 5,671,223 common shares and/or OP units issuable upon exercise of a warrant held by Vornado Realty L.P. The address of Vornado Realty Trust is 888 Seventh Avenue, New York, NY 10019. The Trust has agreed, through its general partner, to permit Vornado Realty, L.P. and Vornado CCA Gainesville, L.L.C. to redeem their OP units beginning on April 28, 2005 (the six month anniversary of the Trust's IPO).

CORPORATE GOVERNANCE

        Our business is managed through the oversight and direction of our Board. The Board has adopted and adheres to corporate governance practices that it and senior management believe promote the highest standards of integrity and represent current best practices. The Board periodically reviews these governance practices, the rules and listing standards of the New York Stock Exchange ("NYSE") and regulations of the SEC, as well as best practices suggested by recognized governance authorities and recommended by the Nominating and Corporate Governance Committee of the Board.

        We maintain a corporate governance link on the "Investor Relations" section of our web site, which includes key information about our corporate governance initiatives. Each of the following corporate governance documents can be found under the Corporate Governance section of the "Investor Relations" page of our web site at www.gmhcommunities.com, and are available free of charge to any shareholder upon request in writing to Attn: Investor Relations, GMH Communities Trust, 10 Campus Boulevard, Newtown Square, PA 19073: Code of Business Conduct and Ethics, Corporate Governance Guidelines, Code of Ethics for Chief Executive Officer and Senior Financial Employees, description of procedures for the submission of complaints regarding accounting and auditing matters, and charters of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Our Declaration of Trust and bylaws have been filed as exhibits to our Registration Statement on Form S-11 (333-116343) and are available at the SEC's web site at www.sec.gov.

        Independent Trustees.    Our Board currently consists of eight members, five of whom our Board has determined are "independent," with independence being defined in the manner established by our Board and in a manner consistent with corporate governance rules established by the NYSE; two of whom are executive officers (Messrs. Holloway and Robinson); and one of whom is a non-management trustee, but is not considered independent because he was nominated by Mr. Holloway pursuant to a right to nominate three trustees under the terms of Mr. Holloway's employment agreement (see "—Trustee Nomination Process" below). Our Board has adopted categorical standards, which are contained in our Corporate Governance Guidelines and conform to the independence standards established by the NYSE, to assist it in making determinations of independence. Our Corporate Governance Guidelines require that at all times a majority of the members of our Board be independent.

        Trustee Nomination Process.    All nominees for election as trustee are approved by our Nominating and Corporate Governance Committee. The committee will consider nominations properly submitted by shareholders as described above under the section titled "General Questions and Answers About the Meeting—When are shareholder proposals and trustee nominations for our 2006 Annual Meeting of Shareholders due?" The Trust's Corporate Governance Guidelines indicate that the Board as a whole should collectively possess a broad range of skills, expertise, industry and other knowledge, and business and other experience useful to the effective oversight of the Trust's business.

        Gary M. Holloway, Sr., so long as he is our chief executive officer, has the right to designate for nomination a certain number of trustees to the Board based on the following percentages of outstanding common shares owned by him and his affiliates on a fully-diluted basis, assuming the conversion of all outstanding OP units, other than OP units held by the Trust:

    •
    three trustees, including himself, to the extent he owns at least 20%;

    •
    two trustees, including himself, to the extent he owns at least 10% but less than 20%; and

    •
    himself, to the extent he owns less than 10%.

        None of the members of our Board designated for nomination by Mr. Holloway is or will be considered independent. These nominations must be submitted to and approved by our Nominating and Corporate Governance Committee, and satisfy the standards established by that committee for membership on our Board.

        In addition, under the terms of a warrant that we and our operating partnership issued to Vornado in connection with the formation transactions relating to our IPO, Vornado, or its permitted assignee(s), also has the right, but not the obligation, to appoint to our Board Michael D. Fascitelli, the president of Vornado Realty Trust, or another officer of Vornado Realty Trust who is reasonably acceptable to us, so long as the holder of the warrant holds common shares or OP units acquired at an aggregate price of not less than $10 million. This nominee may serve for so long as he desires to serve and the holder of the warrant owns common shares or OP units acquired at an aggregate price of not less than $10 million. As of the date of printing of this Proxy Statement, Vornado had not exercised its right to appoint Mr. Fascitelli or any other officer of Vornado to the Board. Our Board, however, upon recommendation of the Nominating and Corporate Governance Committee, has considered the possible appointment of Mr. Fascitelli by Vornado in the future, and has approved of Mr. Fascitelli's appointment to the Board to the extent that Vornado elects to exercise its right.

        Meetings.    Since completion of our IPO in November 2004, the Board met one time during 2004 in December. In addition, our Audit Committee met four times in December 2004, and our Compensation Committee and Nominating and Corporate Governance Committee each met one time in December 2004. Each of the then current trustees attended the Board meeting and all of the meetings of the committees on which he served in 2004. The trustees are regularly kept informed about our business at meetings of the Board and its committees and through supplemental reports and communications. Under the terms of our Corporate Governance Guidelines, our non-employee trustees are required to meet regularly in executive sessions, without the presence of management of the Trust; and at least one time per year, only our independent trustees may be present. At each regularly scheduled meeting of the non-employee trustees, one of the non-employee trustees assumes the role of the presiding trustee for that meeting. Our non-employee trustees are required to devote as much time to our affairs as their duties require. Our full Board generally meets quarterly or more frequently if necessary.

        Trustees are strongly encouraged, but not required, to attend our annual meetings of shareholders. All members of our Board are expected to attend the 2005 Annual Meeting. The 2005 Annual Meeting will be the first annual meeting of shareholders following our IPO.

        Code of Business Conduct and Ethics.    We have adopted a Code of Business Conduct and Ethics in accordance with the corporate governance rules of the NYSE. The code contains a policy that prohibits conflicts of interest between our officers, employees and trustees on the one hand, and the Trust on the other hand, except where our Audit Committee approves of the transaction involving the potential conflict. Our conflicts of interest policy states that a conflict of interest exists when a person's private interest is not aligned or appears to be not aligned, or interferes or appears to interfere, in any way with the Trust's interest. For example, our conflicts of interest policy prohibits our officers, employees and trustees from entering into agreements, transactions or business relationships, or otherwise taking actions, that involve conflicts of interest, other than such agreements, transactions or business relationships or other actions that are (i) otherwise contemplated in the prospectus relating to our IPO, or (ii) approved in advance by our Audit Committee. Except as otherwise permitted as described in the foregoing sentence, the Trust is prohibited from, among other things, engaging in the following activities:

    •
    acquiring any assets or other property from, or selling any assets or other property to, any of our trustees, officers or employees, any of their immediate family members or any entity in which any of our trustees, officers or employees or any of their immediate family members has an interest of 5% or more;

    •
    making any loan to, or borrowing from, any of our trustees, officers or employees, any of their immediate family members or any entity in which any of our trustees, officers or employees or any of their immediate family members has an interest of 5% or more;

    •
    engaging in any other transaction with any of our trustees, officers or employees, any of their immediate family members or any entity in which any of our trustees, officers or employees or their immediate family members has an interest of 5% or more; or

    •
    permitting any of our trustees or officers to make recommendations regarding or to approve compensation decisions that will personally benefit such trustees or officers or their immediate family members whom we employ, other than customary compensation for service on our Board and its committees.

        A copy of this code may be viewed on the Corporate Governance section of the "Investor Relations" page on our web site at www.gmhcommunities.com.

        Code of Ethics for Chief Executive Officer and Senior Financial Employees.    We have adopted a Code of Ethics for Chief Executive Officer and Senior Financial Employees that applies to our principal executive officer, principal financial officer, principal accounting officer or controller and persons performing similar functions. A copy of this code may be viewed on the Corporate Governance section of the "Investor Relations" page on our web site at www.gmhcommunities.com. To the extent permitted by the corporate governance rules of the NYSE, we intend to satisfy the disclosure requirement under Item 10 of Form 8-K regarding the amendment to, or waiver of, a provision of the code by posting such information under the Corporate Governance section of the "Investor Relations" page on our web site at www.gmhcommunities.com.

BOARD COMMITTEES AND TRUSTEE COMPENSATION

        The Board has established three standing committees the principal functions of which are briefly described below.

        Audit Committee.    Our Audit Committee is comprised of three independent trustees, Messrs. Eastwood, Kessler and Silfen. The Audit Committee has been established as a separately-designated standing committee of the Board in accordance with section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. Each of the members of the Audit Committee meets the financial literacy requirements of the NYSE, and our Board has affirmatively determined that Mr. Kessler is an "audit committee financial expert" and is independent as defined under the Trust's Corporate Governance Guidelines and consistent with the listing standards of the NYSE. Mr. Kessler serves as the chairperson of the Audit Committee. In accordance with the terms of the Audit Committee formal charter, the Audit Committee oversees, reviews and evaluates:

    •
    our financial statements;

    •
    our accounting and financial reporting processes;

    •
    the integrity and audits of our financial statements;

    •
    our disclosure controls and procedures;

    •
    our internal control functions;

    •
    our compliance with legal and regulatory requirements;

    •
    the qualifications and independence of our independent registered public accounting firm; and

    •
    the performance of our internal and independent auditors.

        The Audit Committee also:

    •
    has sole authority to appoint, compensate, oversee, retain or replace our independent registered public accounting firm;

    •
    has sole authority to approve in advance all audit and permissible non-audit services, if any, by our independent registered public accounting firm and the fees to be paid in connection therewith;

    •
    is responsible for establishing and maintaining whistleblower procedures;

    •
    will conduct an annual self-evaluation;

    •
    prepares an Audit Committee report for publication in our annual proxy statement;

    •
    monitors compliance of our employees with our standards of business conduct and conflict of interest policies; and

    •
    will meet at least quarterly with our senior executive officers, internal audit staff and our independent registered public accounting firm in separate executive sessions.

        Our Board has adopted a written charter for the Audit Committee that sets forth its specific functions and responsibilities. A copy of this charter may be viewed under the Corporate Governance section of the "Investor Relations" page on our web site at www.gmhcommunities.com. A copy of the Audit Committee charter is also attached as Appendix A to this Proxy Statement.

        Compensation Committee.    Our Board has established a Compensation Committee, which is comprised of three independent trustees, Messrs. Buchholz, Eastwood and Nayden. Admiral Eastwood serves as the chairperson of the Compensation Committee. Under the terms of the written charter of the Compensation Committee, the principal responsibilities of the committee are to:

    •
    approve and evaluate the trustee and executive officer compensation plans, policies and programs of the Trust;

    •
    review and approve the compensation and benefits for our executive officers and other key employees;

    •
    make recommendations to the Board with respect to non-CEO executive officer compensation, and incentive compensation and equity-based plans that are subject to Board approval;

    •
    review and approve annually, for the CEO and other executive officers, (i) annual base salary, (ii) annual incentive opportunity level; (iii) long-term incentive opportunity level; (iv) employment, severance and change-in-control agreements and provisions, and (v) any special or supplemental benefits;

    •
    prepare an executive compensation report for publication in our annual proxy statement; and

    •
    conduct an annual self-evaluation.

        The Compensation Committee also has responsibility for reviewing and approving corporate goals and objectives relevant to the chief executive officer's compensation, evaluating the chief executive officer's performance in light of those goals and objectives, and establishing the chief executive officer's compensation levels based on its evaluation. The Compensation Committee has the authority to retain and terminate any compensation consultant to be used to assist in the evaluation of the compensation of the chief executive officer or any other executive officer. The Compensation Committee charter currently delegates authority to approve trustee compensation to the Compensation Committee. In February 2005, our Board, upon recommendation of the Compensation Committee and the Nominating

and Corporation Governance Committee, approved the delegation of authority regarding approval of trustee fees to the Nominating and Corporate Governance Committee (pending formal adoption of amended charters for these committees). Our Board has adopted a written charter for the Compensation Committee that sets forth its specific functions and responsibilities. A copy of this charter may be viewed under the Corporate Governance section of the "Investor Relations" page on our web site at www.gmhcommunities.com.

        Nominating and Corporate Governance Committee.    Our Board has established a Nominating and Corporate Governance Committee, which is comprised of three independent trustees, Messrs. Buchholz, Kessler and Silfen. Mr. Silfen serves as the chairperson of this committee. The Nominating and Corporate Governance Committee is responsible for, among other things, identifying, recruiting, evaluating and nominating qualified individuals to become trustees, recommending the composition of committees of our Board, developing our corporate governance guidelines and policies, developing processes regarding the consideration of trustee candidates recommended by shareholders and shareholder communications with our Board and conducting an annual self-evaluation and assisting our Board and our other Board committees in the conduct of their annual self-evaluations. In addition, our Board has approved the delegation of authority regarding approval of trustee compensation to the Nominating and Corporate Governance Committee. Accordingly, we expect that the Board will approve formal amendments to the Compensation Committee and Nominating and Corporate Governance Committee charters, and that the Nominating and Corporate Governance Committee will consider and approve trustee fees in the future.

        The Nominating and Corporate Governance Committee will consider appropriate trustee nominees whose names are submitted in writing by a shareholder in accordance with the procedures described above under the section titled "General Questions and Answers About the Meeting—When are shareholder proposals and trustee nominations for our 2006 Annual Meeting of Shareholders due?" In addition, the Nominating and Corporate Governance Committee will consider trustee nominees from other reasonable sources, including current Board members or other persons. The Nominating and Corporate Governance Committee has the ability to retain a third party to assist in the nomination process, but did not engage any third parties in connection with determining the trustee nominees for the 2005 Annual Meeting. All nominees at the 2005 Annual Meeting currently serve as trustees.

        Our Board has adopted a written charter for the Nominating and Corporate Governance Committee that sets forth its specific functions and responsibilities. A copy of this charter may be viewed under the Corporate Governance section of the "Investor Relations" page on our web site at www.gmhcommunities.com.

        Trustee Compensation.    As compensation for serving on our Board, each of our non-employee trustees receives an annual fee of $40,000, of which $20,000 is paid in the form of restricted shares and $20,000 is paid in cash. In addition, non-employee trustees receive $1,000 for each Board or committee meeting attended in person and $500 for each Board or committee meeting attended telephonically. Committee chairmen receive an additional annual fee with the lead independent trustee receiving an additional $5,000 per year, the Audit Committee chairman receiving an additional $7,500 per year, and the Compensation Committee chairman and the Nominating and Corporate Governance Committee chairman each receiving an additional $5,000 per year. Trustees who are also officers or employees of our company do not receive additional compensation as trustees. In addition, we reimburse our trustees for their reasonable out-of-pocket expenses incurred in attending Board and committee meetings. Upon joining our Board, each non-employee trustee receives 3,500 restricted common shares that vest in three equal annual installments. Our Board may change the compensation of our non-employee trustees in its discretion, and has delegated this authority to the Nominating and Corporate Governance Committee.

        On January 5, 2005 (the date on which the shares authorized for issuance under our Equity Incentive Plan were registered with the SEC), each of our non-employee trustees, Messrs. Buchholz, Eastwood, Kessler, Nayden, O'Leary and Silfen, was granted 3,500 restricted common shares in consideration of their joining the Board. These restricted shares vest in three equal annual installments, are considered outstanding common shares for purposes of voting along with our common shareholders, and receive dividend-equivalent cash payments along with our common shareholders. With regard to the pro-rated portion of the $20,000 annual fee payable to non-employee trustees, for the period from October 28, 2004 (the initial appointment date to our board) to December 31, 2004, our Compensation Committee approved of an all cash payment in lieu of distribution of restricted common shares to our non-employee trustees. In February 2005, the Compensation Committee approved the payment of the annual fee to non-employee trustees on a quarterly pro-rata basis, including the quarterly issuance of restricted common shares based on the closing price of our common shares as reported on the NYSE as of the last trading day of the fiscal quarter. Our Board has approved, upon recommendation of both the Compensation Committee and the Nominating and Corporate Governance Committee, the movement of the delegation of authority to approve trustee compensation from the Compensation Committee to the Nominating and Corporate Governance Committee. Accordingly, we anticipate that any modifications to trustee compensation in the future will be approved by the Nominating and Corporate Governance Committee.

REPORT OF THE COMPENSATION COMMITTEE

        The Compensation Committee currently is composed of three independent trustees, Messrs. Eastwood (Chairman), Buchholz and Nayden. The Compensation Committee regularly reviews and approves executive officer compensation levels and policies. Prior to completion of the Trust's IPO in November 2004, the Trust had no operations and, therefore, did not have a Compensation Committee or make payments to its executive officers. In connection with the Trust's IPO, the Trust entered into employment agreements with its top three executive officers, Messrs. Holloway, Robinson and Coyle. Set forth below is a discussion of the compensation philosophy utilized to design appropriate forms of compensation under these employment agreements, as well as with respect to other executive officers who do not have employment agreements.

Compensation Philosophy

        The Compensation Committee believes that a well-designed compensation program should align the goals of the shareholders with the goals of the executive, and that a significant part of an executive's compensation, over the long term, should be dependent upon the value created for shareholders. Executives should be held accountable through their compensation for the performance of the Trust, and compensation levels also should reflect the executive's individual performance in an effort to encourage individual contributions to the Trust's performance. The compensation philosophy is designed to motivate executives to focus on operating results and create long-term shareholder value by:

  •
  establishing a plan that attracts, retains and motivates executives through compensation that is competitive with a peer group of other publicly-traded real estate investment trusts ("REITs");

  •
  linking a portion of the executives' compensation to the achievement of the Trust's business plan by using measurements of the Trust's operating results and shareholder return; and

  •
  building a pay-for-performance system that encourages and rewards successful initiatives within a team environment.

        The Compensation Committee believes that each of the above factors is important when determining compensation levels. In connection with the Trust's IPO in 2004, the Trust engaged an independent consulting firm in determining the appropriate salaries, bonuses and other material terms of the employment agreements with Messrs. Holloway, Robinson and Coyle, and also heavily negotiated the agreements with each of the executives and the managing underwriters for the Trust's IPO. All executive employment agreements were effective as of November 2, 2004, the closing date of the IPO. A description of the employment agreements is set forth below under the section of this Proxy Statement titled "Executive Compensation—Employment Agreements." The independent compensation consultant also prepared reports for, and submitted recommendations to, the Compensation Committee with respect to the Trust's executive officers and other key employees who do not have employment agreements.

Types of Compensation

        The executive compensation policies adopted by the Compensation Committee will be structured to provide short- and long-term incentives for executive performance that promote continuing improvements in the Trust's financial results and returns to shareholders. The elements of the Trust's executive compensation are primarily comprised of the following, with all three elements designed to complement each other in satisfying the ultimate goal of creating long-term shareholder value:

  •
  Base salaries.    Base salaries are paid for ongoing performance throughout the year. In order to compete for and retain talented executives who are critical to the Trust's long-term success, the Compensation Committee has determined that the base salaries of executive officers should approximate those of executives of other equity REITs that compete with the Trust for employees, investors and business, while also taking into account the executive officers' performance and tenure and the Trust's performance relative to its peer companies within the REIT sector. The initial base salaries included in the Trust's employment agreements were reviewed and recommended by an independent compensation consultant prior to completion of the Trust's IPO in November 2004. The 2005 base salaries for other executive officers who are not subject to employment agreements were also reviewed and recommended by the independent compensation consultant subsequent to the IPO. These employment agreements and the 2005 base salaries were then approved and ratified by the Compensation Committee after completion of the IPO. Under the terms of the Trust's employment agreements, the base salaries for each executive officer will increase each year, at a minimum, by a multiplier based on increases in the Consumer Price Index. In addition, the Compensation Committee will increase base salaries for all executive officers based on a review of base salaries for executive officers at comparable REITs with similar market capitalizations and businesses, as well as based on the executive's performance during the prior fiscal year and the Trust's operating results and financial performance. The Compensation Committee has the authority to engage its own independent compensation consultant to assist in the determination of appropriate levels of compensation for executive officers, and expects to engage such a consultant prior to determining the base salaries for executive officers in 2006;

  •
  Annual Incentive Cash Bonus.    The Trust's philosophy of awarding annual cash incentive awards is designed to relate the executive's pay to the Trust's performance and to reward individual contributions to the Trust's performance. The Compensation Committee believes that in order to motivate key executives to achieve annual strategic business goals, executives should receive annual incentive cash bonuses for their contributions in achieving these goals. The 2004 annual incentive cash bonuses for executive officers were approved by the Compensation Committee based on the recommendation of an independent compensation consultant, and were based primarily upon the achievement of the Trust's completion of its IPO. In March 2005, the Compensation Committee approved the performance criteria that will be used to determine executive officer annual incentive cash bonus awards for 2005. Under the terms of the Trust's employment agreements, the Compensation Committee is required to approve annual incentive bonus policies within 90 days after the end of each fiscal year, and awards are to be based on the attainment of individual performance goals for the executives and corporate performance goals set at threshold, target, superior and outperformance levels. The Compensation Committee has adopted a similar allocation of individual and corporate performance goals with respect to the Trust's other executive officers for 2005. The performance criteria for the attainment of corporate goals for all executive officers of the Trust include (i) the Trust's funds from operations (FFO) per share for 2005, (ii) the dollar amount of student housing acquisitions for 2005, and (iii) the number of new military housing units obtained under the Trust's military housing privatization projects for 2005. These three corporate performance goals are broken down into specific threshold, target, superior and outperformance levels (except that outperformance levels are applicable only to Messrs. Holloway, Robinson and Coyle), and then further weighted with respect to executive officers, as follows: FFO per share—50%; student housing acquisitions — 35%; and military housing unit acquisitions — 15%. The individual performance goals with respect to each executive officer consist of a number of defined responsibilities and business objectives prepared by the respective executive officer and tailored to his position within the Company.

    Actual bonuses for 2005 will be determined by the Compensation Committee based on the satisfaction of the corporate and individual performance goals as described above, and paid in an amount equal to a percentage of the executive officer's base salary based on threshold, target, superior and outperformance levels for each individual as approved by the committee. The Compensation Committee will make the final determinations of 2005 cash bonuses payable to executive officers within 90 days after the end of 2005. The Compensation Committee believes that the Trust's annual incentive bonus policies for executive officers provide a compensation package that is competitive with comparable equity REITs; and

  •
  Long-Term Incentives.    The Compensation Committee expects to approve a long-term incentive program for executive officers beginning with the fiscal year 2006, which would include the grant of restricted shares or other equity-based awards under the Trust's Equity Incentive Plan and, possibly, equity-based grants under the Trust's Deferred Compensation Plan, all to be determined by the committee. The exact number and form of equity-based awards to be granted to executive officers and other employees is expected to vary depending on the position and salary of the employee and the Trust's success in delivering annual total shareholder returns that meet targets established by the Compensation Committee. The Compensation Committee expects to consult with an independent compensation consultant during 2005 in order to establish an appropriate long-term incentive program for executive officers and other key employees commencing with the 2006 fiscal year. Any equity-based awards granted by the Trust to executive officers and other key employees are expected to be designed to link compensation to the Trust's long-term common share performance and to vest over a period of time, such that the awards will encourage the employees to remain with the Trust.

Chief Executive Officer Compensation for 2004

        Gary M. Holloway, Sr. served as the Trust's president, chief executive officer and chairman of the Board from formation of the Trust on May 21, 2004 through the end of the 2004 fiscal year. Mr. Holloway's employment agreement, which became effective as of November 2, 2004, set an initial annual base salary of $350,000, subject to annual increases based on a percentage increase in the Consumer Price Index, provided for a 2004 cash bonus of $150,000, subject to Compensation Committee approval and ratification, and included provision for the payment of annual incentive cash bonuses based on the attainment of corporate performance and individual performance goals as approved by the Compensation Committee. Prior to the effective date of his employment agreement, Mr. Holloway was not paid by the Trust, and subsequent to the effective date of his employment agreement, Mr. Holloway was paid only a pro rata portion of the 2004 base salary for the period from

November 2, 2004 through December 31, 2004. The Compensation Committee believes that Mr. Holloway played a critical role in the Trust's IPO and performance during 2004, and approved the 2004 cash bonus of $150,000 included in his previously negotiated employment agreement. In approving and ratifying Mr. Holloway's employment agreement subsequent to the IPO, the Compensation Committee also considered that (i) the agreement was reviewed by an independent compensation consultant, and the committee had discussed with the consultant the process and factors used by the consultant to recommend the terms of the agreement, and (ii) the agreement was highly negotiated with, and approved by, the managing underwriters in connection with the IPO.

The Compensation Committee's Conclusion

        In terms of analyzing total compensation of executive officers, the Compensation Committee considered the fact that executive officers did not receive awards under the Trust's Equity Incentive Plan in 2004, and are not expected to receive any such awards during 2005, in light of the consideration that such executives received in connection with the Trust's IPO, including cash bonuses paid by, and OP units transferred by, Mr. Holloway or otherwise received by the executive officers upon completion of the IPO. See the section of this Proxy Statement titled "Certain Relationships and Related Transactions." The committee does expect to engage an independent compensation consultant in 2005 and to establish policies with respect to the grant of equity-based awards to executive officers and other employees effective for the fiscal year 2006. The Compensation Committee has reviewed all components of the chief executive officer's and other executive officers' compensation, including salary, bonus, equity and long-term incentive compensation, including the actual projected payout obligations under the severance and change-in-control provisions under the Trust's employment agreements with Messrs. Holloway, Robinson and Coyle. Based on this review, the Compensation Committee finds that the executive officers' total compensation in the aggregate for 2004 was reasonable.

Federal Tax Regulations

        Section 162(m) of the Code limits the deductibility on the Trust's income tax return to compensation of $1 million for certain executive officers unless, in general, the compensation is paid pursuant to a plan that is performance-based, nondiscretionary and has been approved by the Trust's shareholders. This regulation did not apply to the Trust prior to the time it became a public company in November 2004. The Compensation Committee's policy with respect to Section 162(m) since the IPO is to make reasonable efforts to ensure that compensation is deductible to the extent permitted, while simultaneously providing the Trust's executives with appropriate rewards for their performance.

        This report is provided by the following Trustees, who constitute the current Compensation Committee.

Respectfully Submitted, Compensation Committee: RADM James W. Eastwood (Ret), Chairman Frederick F. Buchholz Denis J. Nayden

EXECUTIVE COMPENSATION

        The Trust was initially formed in May 2004 and did not conduct any operations prior to completion of its IPO in November 2004. As a result, the Trust did not pay any compensation to executive officers for the period from January 1, 2004 through November 2, 2004 (the date on which the Trust's IPO was completed). The following table sets forth the annual base salary rates and other compensation paid to the Trust's chief executive officer and each of the next four most highly paid executive officers for 2004 (collectively, the "named executive officers"). Compensation information is provided for the period from November 2, 2004 through December 31, 2004 with respect to compensation paid by the Trust, and for the period from January 1, 2004 through November 1, 2004 with respect to compensation paid by the Trust's predecessor entities, which include our operating partnership, College Park Management, Inc., GMH Military Housing, LLC, 353 Associates, L.P., and Corporate Flight Services, LLC. These entities are collectively referred to as "our predecessor entities" or "the Trust's predecessor entities." The operations of the Trust's predecessor entities were acquired by the Trust in connection with its formation transactions relating to the IPO, and are included in the consolidated and combined financial statements of the Trust.

Summary Compensation Table

		Annual Compensation
Name and Principal Position	Year(1)	Salary	Bonus(2)	Other Annual Compensation(3)	All Other Compensation(4)
Gary M. Holloway, Sr. President, Chief Executive Officer and Chairman of the Board	2004	$372,167	$150,000	$18,449	$2,563
Bruce F. Robinson President, Military Housing Division and Trustee	2004	$342,417	$125,000	$17,199	$2,563
Joseph M. Coyle President, Student Housing Division	2004	$317,417	$100,000	$17,199	$2,563
Bradley W. Harris(5) Senior Vice President and Chief Financial Officer	2004	$102,462	$31,250	$—	$165,500	(5)
John DeRiggi Senior Vice President and Chief Investment Officer	2004	$165,539	$175,000	$—	$2,563

(1)
The Trust was not formed until May 2004, and was not a reporting company under Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, at any time during the fiscal years prior to 2004. Accordingly, compensation information is only shown for the fiscal year 2004.

(2)
Amounts include the 2004 cash bonus awards paid by the Trust as specified under the terms of employment agreements with Messrs. Holloway ($150,000), Robinson ($125,000) and Coyle ($100,000).

(3)
Mr. Holloway's employment agreement provides that he is entitled to receive a monthly car allowance of $1,500, reimbursement for the cost of tax preparation and financial planning services up to a maximum aggregate of $10,000 annually, and an annual medical examination, and is entitled to receive six weeks of paid vacation annually and various other customary benefits. Pursuant to their employment agreements, Messrs. Robinson and Coyle are entitled to receive a monthly car allowance of $1,000 and other benefits as are commensurate with their position, including reimbursement for the cost of tax preparation and financial planning services up to a maximum aggregate of $10,000 annually, an annual medical examination, five weeks of paid vacation annually and various other customary benefits. During 2004, the Trust paid monthly car allowances for Messrs. Holloway, Robinson and Coyle of $3,750, $2,500 and $2,500, respectively; paid tax planning services of $2,083 for each of Messrs. Holloway, Robinson and Coyle; and paid medical/health benefits of $12,616 for each of Messrs. Holloway, Robinson and Coyle.

(4)
During 2004, the Trust made matches under the Trust's 401(k) plan of $2,563 for each of Messrs. Holloway, Robinson, Coyle and DeRiggi.

(5)
Mr. Harris did not become the Trust's chief financial officer until July 2004. The amounts reported for Mr. Harris as "All Other Compensation" include consulting fees, and a cash bonus paid by Mr. Holloway, upon completion of the Trust's IPO.

Employment Agreements

        In connection with completion of our IPO in November 2004, we entered into employment agreements with three of our executive officers, Messrs. Holloway, Robinson and Coyle. The employment agreements provide that these executive officers are eligible to participate in our Equity Incentive Plan, as described in the section below entitled "Equity Compensation Plan." The employment agreements also provide that these executive officers are eligible to receive annual bonuses under a cash bonus plan.

        Each employment agreement is for an initial three-year term (the "Initial Term") and provides the following annual base salaries: Gary M. Holloway, Sr., $350,000; Bruce F. Robinson, $325,000; Joseph M. Coyle, $300,000. The base salaries will be increased annually effective January 1 of any year during the term of the employment agreement, provided that the Compensation Committee and the executive officers agreed that the base salaries for 2005 would remain unchanged from the amounts set forth in the agreements as of their effective date on November 2, 2004. Such increases will be a minimum positive amount equal at least to the percentage increase in the Consumer Price Index. The employment agreements provide that the executive officers agree to devote substantially all of their business time to the performance of their duties to us under their employment agreements (except as we otherwise agree). At the end of the Initial Term, the employment agreements will automatically extend for two additional one-year periods (each, an "Extension Term"), unless either party terminates the agreement by providing prior written notice to the other party not later than 60 days prior to expiration thereof. These employment agreements permit us to terminate the executives' employment with appropriate notice for or without "cause." "Cause" is generally defined to mean:

  •
  conviction of, or the entry of a plea of guilty or nolo contendere to, a felony, excluding any felony relating to the negligent operation of a motor vehicle or a conviction, plea of guilty or nolo contendere arising under a statutory provision imposing per se criminal liability due to the position held by the executive with us, provided the act or omission of the executive or officer with respect to such matter was not taken or omitted to be taken in contravention of any applicable policy or directive of the board of trustees;

  •
  a willful breach of the executive's duty of loyalty which is materially detrimental to us; and

  •
  a willful failure to adhere to explicitly stated duties that are consistent with the executive's employment agreement, or the reasonable and customary guidelines of employment or reasonable and customary corporate governance guidelines or policies, including without limitation the business code of ethics adopted by our board of trustees, or the failure to follow the lawful directives of our board of trustees provided such directives are consistent with the terms of the executive's employment agreement, which continues for a period of 30 days after written notice to the executive.

        In addition, either prior to or after a change of control, each executive has the right under his employment agreement to resign for "good reason" upon certain events that occur without such executive's written consent, provided the executive notifies us of his determination that "good reason" exists within 60 days of when the executive knows of the occurrence of the event upon which his determination is based. For these purposes, "good reason" means (i) any material reduction in duties, responsibilities or reporting requirements, or the assignment of any duties, responsibilities or reporting requirements that are inconsistent with his positions with us; (ii) a reduction in his annual base salary; (iii) the termination or material reduction of certain employee benefit plans, programs or material fringe benefits other than in connection with modifications to plans that are applicable to all similarly situated officers; (iv) relocation of our offices outside of a 35-mile radius of Newtown Square, Pennsylvania; (v) a failure by us to renew his employment agreement on at least comparable terms at the close of the Initial Term or of either Extension Term; or (vi) our material breach of his employment agreement which continues for a period of 30 days after written notice. In addition, with respect to Mr. Holloway, such "good reason" also includes his removal from the board, other than for "cause," or failure to be nominated or elected to the board, other than for "cause," absent his prior written consent.

        Pursuant to his employment agreement, Mr. Holloway will receive a monthly car allowance of $1,500 and other benefits commensurate with his position, including reimbursement for the cost of tax preparation and financial planning services up to a maximum aggregate of $10,000 annually, an annual medical examination, six weeks of paid vacation annually and various other customary benefits.

        Pursuant to their employment agreements, Messrs. Robinson and Coyle will receive a monthly car allowance of $1,000 and other benefits as are commensurate with their position, including reimbursement for the cost of tax preparation and financial planning services up to a maximum aggregate of $10,000 annually, an annual medical examination, five weeks of paid vacation annually and various other customary benefits.

        The employment agreements also provide that the executive officers are eligible to receive the same benefits, including medical insurance coverage and retirement plan benefits in a 401(k) plan, to the same extent as other similarly situated employees, and such other benefits as are commensurate with their position. Participation in employee benefit plans will be subject to the terms of said benefit plans as in effect from time to time.

        If an executive's employment ends due to termination by us without cause, or termination by the executive for good reason, we will be obligated to pay the following severance benefit: (i) a lump sum payment equal to (A) three times base salary and the executive's average annual bonus determined at the superior level of both corporate and individual performance for the year in which the terminations in the case of Mr. Holloway and (B) with respect to Messrs. Robinson and Coyle, two times such amount if not in connection with a change of control and three times such amount if in connection with a change of control (however, if an executive resigns for "good reason" upon notice of non-renewal by the Company after the second Extension Term, the multiplier will be reduced to one times such amount), (ii) a prorated amount of the incentive bonus at the Superior Level for individual and corporate performance for the year in which the termination occurs, and (iii) an amount equal to accrued but unpaid base salary through the date of termination plus any other compensation then due and owing. We will also permit the executive to continue to participate in, and we will pay the premiums for, group health coverage for a period of three years following the executive's date of termination. Additionally, all of the options and restricted shares granted to the executive will become fully vested, and the executive will have a period of at least two years in which to exercise all vested options.

        If an executive's employment ends due to termination by us for cause, or termination by the executive without good reason, we will be obligated to pay the executive's accrued base salary and, with respect to a termination by the executive without good reason, any amount of accrued annual bonus, expense reimbursements and other compensation-related payments that are payable to the executive through the executive's date of termination. In addition, the executive will be entitled to exercise all vested options and will be entitled to all benefits accrued and vested under any of our employee benefit plans in which the executive participated prior to termination. Unless agreed otherwise, the executive will forfeit all unvested options and any unvested restricted shares not acquired for consideration. We will have the right to repurchase the executive's unvested restricted shares acquired by the executive for consideration pursuant to the terms of our Equity Incentive Plan with the result that if the executive acquired unvested restricted shares for any consideration, the executive shall at most be entitled to a return of such consideration.

        If an executive's employment ends due to death or permanent disability, we will pay to the executive, or his estate or beneficiary, an amount equal to one times the executive's base salary and the executive's annual incentive bonus (determined at the superior level for both corporate and individual performance for the year in which the termination of employment occurs) within 10 days of the occurrence of the relevant event. Further, the executive will become vested in all options and restricted shares and the executive or the executive's personal representative will have one year from the date of the event to exercise all vested options. We will pay to the executive or the executive's representative any base salary, annual bonus, expense reimbursement, and all other compensation related payments payable as of the date of the relevant event. In addition, we will pay to the executive or the executive's representative a prorated amount of the incentive bonus at the target level for corporate and individual performance for the year in which the relevant event occurred.

        In the event of a termination of the executive's employment by the executive or by us (or our successor) for any reason other than "cause" following a change of control, the executive will become fully vested in his options and restricted shares and shall have a two-year period from his or her date of termination to exercise his or her vested options. In general terms, a change of control occurs:

  •
  if a person, entity or affiliated group (with certain exceptions) acquires more than 50% of our then outstanding voting securities;

  •
  if we merge into another entity unless the holders of our voting shares immediately prior to the merger have at least 50% of the combined voting power of the securities in the merged entity or its parent;

  •
  upon the liquidation, dissolution, sale or disposition of all or substantially all of our assets such that after that transaction the holders of our voting shares immediately prior to the transaction own less than 50% of the voting securities of the acquiror or its parent;

  •
  if our board members are elected such that a majority of the board members have been members of the board for less than two years, unless the election or nomination for the election of each new board member who was not a board member at the beginning of such two year period was approved by at least two-thirds of the board members then still in office who were board members at the beginning of such period; or

  •
  if a majority of our board votes in favor of a resolution stating that a change of control has occurred.

        If payments become due as a result of a change of control and the excise tax imposed by Section 4999 of the Code applies, the terms of the employment agreements will require us to gross up the executives for the amount of this excise tax plus the amount of income and other taxes due as a result of the gross up payment.

        The executives have agreed with us that for an 18-month period after termination of an executive's employment, such executive will not compete with us by working with or investing in, subject to certain limited exceptions noted below, any enterprise engaged in a business substantially similar to any primary segment of our business during the period of the executive's employment with us. The executive will not be subject to these restrictions if we commit a material breach of the executive's employment agreement. In addition, these restrictions will not preclude the executive from (i) making any investment in a public company or any entity in which he is the owner of 5% or less of the issued and outstanding voting securities, provided ownership does not result in his being obligated or required to devote a substantial amount of managerial efforts, (ii) engaging in charitable, academic or community activities, or in trade or professional organizations, or (iii) holding directorships in other companies consistent with our conflict of interest policies and corporate governance guidelines.

Option Grants During 2004

        There were no option grants or grants of other forms of equity-based awards made by the Trust during the fiscal year ended December 31, 2004.

Aggregated Option Exercises in 2004 and 2004 Year-End Values

        There were no options or share appreciation rights exercised during the fiscal year 2004 or outstanding at December 31, 2004.

Equity Incentive Plan Information

        The following table gives information about our common shares that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of December 31, 2004.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted Average Exercise Price of Outstanding Warrants, Options and Rights	(c) Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excludes Securities Reflected in Column (a))
Equity compensation plans approved by shareholders(1)	—	$—	2,000,000
Equity compensation plans not approved by shareholders	—	—	—

Total	—	$—	2,000,000

(1)
Relates to the Trust's Equity Incentive Plan. The plan was approved in October 2004 by the sole shareholder of the Trust prior to completion of our IPO. As of the date of this Proxy Statement, an aggregate of 23,562 restricted common shares had been granted to non-employee trustees under the Trust's Equity Incentive Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        All of the members of the Compensation Committee of our Board have been determined to be independent trustees in accordance with the listing standards and corporate governance rules of the NYSE and the terms of our Corporate Governance Guidelines. None of these trustees, or any of our executive officers, serves as a member of a board or any compensation committee of any entity that has one or more executive officers serving as a member of our Board.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        From time to time, we may acquire, manage or develop properties in which our trustees or executive officers have an interest. We may recruit other persons with experience in the student or military housing industries to join our board or management team who have financial interests in housing properties we intend to acquire, develop or manage. In transactions of this nature, there will be conflicts between our interests and the interest of the trustee or executive officer involved, and we do not intend to engage in these transactions without the approval of a majority of our independent disinterested trustees.

Benefits Received by Our Executive Officers and Trustees in Our Formation Transactions

        Gary M. Holloway, Sr. and his affiliated entities owned interests in certain properties, operating companies and other assets that we acquired in our formation transactions prior to our IPO. In consideration of his contribution and assignment of interests in those properties, operating companies and other assets, Mr. Holloway and his affiliates received aggregate consideration valued at $250.2 million, including assumed indebtedness in the amount of $10.7 million as of November 2, 2004 (the date we completed our IPO), 19,624,294 OP units having a value of $235.5 million, and $4.0 million in cash. Mr. Holloway paid all of the cash consideration he received to certain of our employees and certain employees of entities affiliated with Mr. Holloway as bonus payments for services performed, as described in more detail below. In connection with the contribution of our corporate headquarters and the corporate aircraft to our operating partnership at the time of our IPO, we assumed $10.5 million of indebtedness as of November 2, 2004. We subsequently sold the interests in Corporate Flight Services, LLC, the entity that owns this aircraft, back to Mr. Holloway in February 2005, in consideration for Mr. Holloway's reassumption of approximately $4.2 million of indebtedness then outstanding on the aircraft.

        Of the 19,624,294 OP units issued to Mr. Holloway as consideration for his contribution to us in our formation transactions, Mr. Holloway transferred 2,765,000 OP units, having an aggregate value of $33.2 million as of November 2, 2004, to certain employees of entities affiliated with Mr. Holloway, including several of our executive officers, who were previously awarded profits interests attributable to Mr. Holloway's contribution to our operating partnership of ownership interests in four student housing properties and our military housing privatization business acquired upon completion of our IPO. Mr. Holloway's son, Gary M. Holloway, Jr., received 125,000 of such OP units, having an aggregate value of $1.5 million, in satisfaction of the profits interests previously awarded to him.

        Mr. Holloway agreed to pay all of the $4.0 million in cash consideration he received in our formation transactions to certain of our employees and certain employees of entities affiliated with Mr. Holloway. Approximately 71.4% of this cash consideration was paid to our employees, one of whom is Mr. Holloway's son, who received a cash bonus of $100,000, with the remainder paid to other individuals, including (i) Dennis J. O'Leary, one of our non-employee trustees, who was paid a cash bonus of $500,000, and (ii) Bradley W. Harris, our senior vice president and chief financial officer, who was paid a cash bonus of $50,000.

        In June 2004, LVWD, Ltd. ("LVWD"), which is wholly owned by Gary M. Holloway, Sr. sold a commercial property in West Palm Beach, Florida. In order to complete a Section 1031 "like-kind exchange" that would allow LVWD to defer gain on this sale, LVWD identified the University Reno property as one of three potential replacement properties within the 45-day period required for such an exchange. Mr. Holloway, through an entity wholly owned by him, subsequently assigned his right to purchase the University Reno property to our operating partnership on July 27, 2004 in connection with our IPO formation transactions. Since the other two potential replacement properties proved to be unacceptable, Mr. Holloway rescinded his assignment of the right to purchase the University Reno property in October 2004, and assigned the right to purchase to LVWD on the same date. LVWD subsequently completed the acquisition of the University Reno property, thereby deferring any gain LVWD would have had on the sale of the West Palm Beach property. LVWD, pursuant to the contribution agreement between Mr. Holloway and our operating partnership, contributed the University Reno property to our operating partnership following its acquisition of the University Reno property, and we repaid from the proceeds of our IPO $32.5 million of indebtedness that LVWD incurred to complete the acquisition. Under the terms of the contribution agreement, we have agreed that, if we dispose of the University Reno property or any other real property Mr. Holloway contributed to our operating partnership, we will use our good faith, reasonable and diligent efforts to structure the disposition in a tax-deferred transaction, although the decision to dispose of the property and the terms of that disposition would be in our sole discretion. We also have agreed to maintain at least $40 million of indebtedness to enable LVWD to continue to defer the taxable gain on its sale of the West Palm Beach property. We believe the foregoing transactions had the same effect upon us from both a tax and accounting standpoint that a purchase by us of the University Reno property directly from the third party seller would have had.

        The table below sets forth certain information relating to the amounts of consideration, including assumption and payment of indebtedness, that our executive officers received in connection with the contribution of the various interests and other assets we acquired through our operating partnership in our formation transactions and that we acquired, upon completion of our IPO in November 2004, including with respect to any profits interests owned by such executive officers.

	Consideration Received (dollars in thousands)
Executive Officer or Trustee	Debt Assumed	Debt Repaid		Cash	OP Units	Percentage Limited Partnership Interest(1)
Gary M. Holloway, Sr.	$10,700	$52,500	(2)	$4,000	16,859,294	29.0%
Bruce F. Robinson	—	—		—	1,002,917	1.7
Joseph M. Coyle(3)	—	—		—	419,583	*
John DeRiggi	—	—		—	251,250	*
Joseph M. Macchione	—	—		—	62,500	*

*
Represents less than 1%.

(1)
As of November 2, 2004, the closing date of our IPO.

(2)
Includes $20.0 million of indebtedness from a personal line of credit that was repaid through distributions from our operating partnership prior to our IPO, and is included below under the heading "—Investments in and Distributions from our Predecessor Entities."

(3)
OP Units are held by a corporation that is wholly owned by Mr. Coyle.

        Denis J. Nayden, one of our trustees, is a senior advisor and managing partner of Oak Hill Partners, L.P., which holds an indirect minority interest in FW Military Housing LLC, which (prior to our IPO) owned a 90% membership interest in GMH Military Housing—Fort Carson LLC, which in turn owns a 30% ownership interest in one of our military housing privatization projects known as the Fort Carson project. In connection with our formation transactions, we issued 2,583,334 OP units to FW Military Housing LLC (valued at $31.0 million as of November 2, 2004, the date of issuance) for its membership interest in GMH Military Housing—Fort Carson LLC. As a result, FW Military Housing LLC currently owned a 4% limited partnership interest in our operating partnership as of March 31, 2005.

        Richard Silfen, one of our trustees, was formerly a partner of the law firm of Morgan, Lewis & Bockius LLP from May 2000 through August 2004. The Trust engaged and paid legal fees to Morgan, Lewis & Bockius LLP during 2004 with respect to the provision of various legal services, including legal representation in connection with the Trust's formation transactions and IPO.

Investments in and Distributions from our Predecessor Entities

        In addition, Gary M. Holloway, Sr. previously contributed cash capital to our predecessor entities and received distributions from them. Mr. Holloway contributed $15.5 million to the Trust's predecessor entities and received distributions in the amount of approximately $32.3 million during the period from January 1, 2004 through November 1, 2004.

Related Party Management and Other Services

        In the ordinary course of our business operations, we have on-going business relationships with Gary M. Holloway, Sr., entities affiliated with Mr. Holloway, and entities in which Mr. Holloway or we have an equity investment. These relationships and related transactions are summarized below.

        Prior to the completion of our formation transactions in connection with our IPO, the Trust's predecessor entities shared the cost of certain common services among themselves and other entities that comprised entities affiliated with Gary M. Holloway, Sr. that were not contributed to the Trust or operating partnership in connection with our IPO (such other entities collectively referred to as "GMH Associates"). These services included human resources, information technology, accounting, legal, payroll, marketing, office equipment and furniture and certain management personnel. Mr. Holloway owns equity interests in certain entities that have provided services to these predecessor entities during 2004. GMH Business Support, Inc., of which Mr. Holloway owns 100% of the equity interest, was the employer of substantially all of the employees of GMH Associates. Accordingly, substantially all of the services performed by our predecessor entities were performed by the employees of GMH Business Support, Inc. From January 1, 2004 through November 1, 2004, the Trust's predecessor entities reimbursed GMH Business Support Inc. for $2.1 million of its costs incurred to provide personnel to the predecessor entities.

        In addition, since completion of the IPO, the Trust and certain employees of the Trust have continued to provide services for GMH Associates, which services include legal, IT, human resources, payroll, accounting, marketing, and use of the corporate aircraft. During the period from November 2, 2004 through December 31, 2004, GMH Associates paid to the Trust approximately $139,000 for the provision of these services.

        Gary M. Holloway, Sr. also owns 100% of the equity interest in GMH Capital Partners, LP, an entity that provides property management services for office, retail, industrial, multi-family and corporate properties, as well as acquisition and disposition services. GMH Capital Partners, LP leases space in our corporate headquarters, which we acquired upon completion of our IPO. During the period of November 2, 2004 through December 31, 2004, GMH Capital Partners paid approximately $40,404 in rent to the Trust for the lease of space in our corporate headquarters, and is expected to continue to make monthly rental payments to the Trust of $20,202 for lease of this space. GMH Capital Partners, LP provided property management and other services for our corporate headquarters to the Trust's predecessor entities from January 1, 2004 through November 1, 2004 for which it was paid $77,000. We also may engage GMH Capital Partners, LP to provide certain of its services to us in the future.

        We and our predecessor entities have provided property management and other services for properties that the Trust did not acquire in our formation transactions relating to our IPO and in which Gary M. Holloway, Sr. retains an interest. For these services, the owners of these properties paid the Trust's predecessor entities a total of $2.6 million during 2004, including $2.4 million for the period from January 1, 2004 through November 1, 2004, and $0.2 million for the period from November 2, 2004 through December 31, 2004.

        In addition, upon completion of our IPO, we entered into an agreement with GMH Capital Partners Asset Services, LP, a wholly owned subsidiary of GMH Capital Partners, LP, to provide property management consulting services to GMH Capital Partners Asset Services, LP in connection with property management services that GMH Capital Partners Asset Services, LP provides for six student housing properties (one of which was no longer managed by GMH Capital Partners Asset Services, LP as of mid-November 2004). The consulting fees we receive equal 80% of the amount of the net management fees that GMH Capital Partners Asset Services, LP receives from the property owners. From November 2, 2004 through December 31, 2004, we received $62,000 in consulting fees from GMH Capital Partners Asset Services, LP for these services.

        As of the completion of our IPO, Gary M. Holloway, Sr. and our executive officers retained ownership interests in four of the student housing properties for which we provided property management services. Specifically, Mr. Holloway owned a 20% equity ownership interest in Thatch Avenue Associates, LLC, the entity that, through a joint venture, owned The Commons, located near Auburn University in Alabama, and Bruce F. Robinson, Joseph M. Coyle and John DeRiggi, each of whom is one of our executive officers, and an affiliate of Mr. Robinson, collectively held interests totaling 37.4% of the gain realized upon sale of the property, if any. Pursuant to the consulting agreement described above, we provide consulting services to GMH Capital Partners Asset Services, LP, which manages The Commons. During 2004, Mr. Holloway also owned a 10% equity ownership in WHGMH Realty, LLC, W9/JP-TX Real Estate LP and W9/JP-M Real Estate LP, the entities that owned The Landings, a property located in Austin, Texas, and State College Park and Nittany Crossing, both of which are located in State College, Pennsylvania, and Bruce F. Robinson and Joseph M. Coyle, each of whom is one of our executive officers, and an affiliate of Mr. Robinson collectively held interests totaling 14.1% of the gain, if any, realized upon sale of each of these properties. The Landings was sold to a third party in March 2005, at which point we no longer managed the property. In addition, in March 2005, our operating partnership acquired the interests in WHGMH Realty, LLC and W9/JP-M Real Estate LP, which owns the State College Park and Nittany Crossing student housing properties.

        In addition, Gary M. Holloway, Sr. owns Bryn Mawr Abstract, Inc., an entity that provides title abstract services to third party title insurance companies from which we have purchased title insurance with respect to student housing and military housing properties that we acquired in 2004. In connection with our purchase of title insurance for these properties, we paid customary premiums to title insurance companies, which fees in some cases are fixed according to statute. From these premiums, the title insurance companies paid to Bryn Mawr Abstract $471,094 in 2004 for the provision of title abstract services. We may continue to obtain title abstract services from Bryn Mawr Abstract, Inc. in the future.

Loans from General Electric Capital Corporation

        Denis J. Nayden, one of our trustees, is a senior vice president of General Electric Company, which is the parent company of General Electric Capital Corporation. As of December 31, 2004, we had incurred from General Electric Capital Corporation indebtedness in an aggregate amount of $202.8 million secured by properties or other assets that we owned as of such date. Because Mr. Nayden has a fiduciary duty to our shareholders, he could experience conflicts of interest between these fiduciary duties to us and our shareholders and his duties to General Electric Company.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee of the Board currently is comprised of three independent trustees, Messrs. Kessler (Chairman), Eastwood and Silfen. Each of these trustees meets the independence and experience requirements of the NYSE. The Audit Committee maintains a written charter outlining the Audit Committee's practices.

        Management is responsible for the preparation, presentation and integrity of the Trust's financial statements, accounting and financial reporting principles and internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. The Trust's independent public accountants are responsible for performing an independent audit of the Trust's consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes, including the recommendation to the Board of the selection of the Trust's independent accountants.

        The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent auditor, nor can the Audit Committee certify that the independent auditor is "independent" under applicable rules. The Audit Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors and the experience of the Audit Committee's members in business, financial and accounting matters.

        In this context, the Audit Committee has met and held discussions with management and the independent accountants, including meetings with the independent accountants during which management was not present. Management represented to the Audit Committee that the Trust's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

        The Trust's independent accountants also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm's independence.

        Based upon the Audit Committee's discussion with management and the independent accountants and the Audit Committee's review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board include the audited consolidated financial statements in the Trust's 2004 Annual Report on Form 10-K.

Respectfully Submitted,
Audit Committee: Steven J. Kessler, Chairman RADM James W. Eastwood (Ret) Richard A. Silfen

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

        Ernst & Young LLP has served as the Trust's independent registered public accounting firm, and principal accounting firm, since we were formed in May 2004, and has been selected to continue to serve in such capacity during 2005. During 2004, Ernst & Young LLP performed certain non-audit services for the Trust. The Audit Committee has considered whether the provision of these non-audit services is compatible with maintaining the accountants' independence. The Audit Committee discussed these services with representatives of Ernst & Young LLP and management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as by the American Institute of Certified Public Accountants.

        During the fiscal year ended December 31, 2004, Ernst & Young LLP provided services to the Trust and received fees in the following categories and amounts:

Type of Service	Total Approximate Fees
Audit fees(1)	$2,572,560
Audit-related fees(2)	33,395
Tax fees(3)	232,078
All other fees	—

Total	$2,838,033

(1)
Fees for audit services in 2004 related to (i) the audit of the Trust's annual financial statements, (ii) reviews of quarterly financial statements for the third quarter of 2004, and (iii) service provided in conjunction with the Trust's IPO, including review of registration statements and related issuances of comfort letters, consents, audits of statements and certain expenses for acquired properties and other services related to SEC matters. During 2004, audit fees included approximately $2,100,000 for the aforementioned services provided in conjunction with our IPO.

(2)
Fees for audit-related services billed in 2004 included financial accounting and reporting consultations in connection with the Trust's student housing acquisitions.

(3)
Fees for tax services relating to tax compliance services and tax planning and advice services, including preparation of tax returns for the fiscal year ended December 31, 2004.

        The Audit Committee has pre-approved certain specific audit and non-audit services to be provided to the Trust by the independent auditors during 2005, based on a pre-approved maximum dollar amount per service and maximum quarterly threshold for each service. In connection with this pre-approval process, the independent auditors provided the Audit Committee with a list that described in reasonable detail the services expected to be performed by the independent auditor during 2005. Any request for services not contemplated by this list must be submitted to the Audit Committee for specific pre-approval and the provision of such services cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings.

        The Trust expects that a representative from Ernst & Young LLP will attend the 2005 Annual Meeting. Such representative will have an opportunity to make a statement, if he or she desires, and will be available to respond to appropriate questions from shareholders.

SHARE PRICE PERFORMANCE GRAPH

        Prior to October 28, 2004, the Trust's common shares were not publicly traded and there was no public market for its securities. The following performance graph below compares the cumulative total return of the Trust's common shares with that of the S&P 500 Index and the S&P REIT Index from October 28, 2004 (the date the Trust's common shares began to trade publicly) through December 31, 2004. The performance graph assumes that a shareholder invested $100 at the close of market on October 28, 2004 in the Trust's common shares and $100 invested at that same time in each of the indexes. The comparisons in this graph are provided in accordance with SEC disclosure requirements and are not intended to forecast or be indicative of the future performance of our common shares.

COMPARISON OF CUMULATIVE TOTAL RETURN FOR THE PERIOD
OCTOBER 28, 2004 TO DECEMBER 31, 2004
(GMH COMMUNITIES TRUST, S&P 500 INDEX AND THE S&P REIT INDEX)
(includes reinvestment of dividends)

	October 28, 2004	October 31, 2004	November 30, 2004	December 31, 2004
GMH Communities Trust	$100	$100.00	$111.67	$118.83
S&P 500 Index	100	100.24	104.30	107.85
S&P REIT Index	100	99.90	102.32	108.79

        The share price performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Trust specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Trust's executive officers and trustees and persons who own more than 10% of the Trust's common shares to file reports of ownership and changes in ownership of the Trust's common shares and any other equity securities with the SEC and the NYSE. Executive officers, trustees and greater than 10% shareholders are required by SEC regulations to furnish the Trust with copies of all Section 16(a) forms they file.

        The Trust's officers, trustees and 10% shareholders were not subject to the requirements of Section 16 of the Securities Exchange Act of 1934 until October 27, 2004, the effective date of the Registration Statement on Form S-11 (333-116343) that registered the Trust's common shares issued in connection with its IPO. Based solely on its review of the copies of Forms 3, 4 and 5 furnished to the

Trust, or written representations from certain reporting persons that no such forms were required to be filed by such persons, we believe that all our executive officers, trustees and greater than 10% shareholder complied during 2004 with all filing requirements applicable to them.

2004 ANNUAL REPORT TO SHAREHOLDERS

        We have enclosed along with this Proxy Statement a copy of the Trust's 2004 Annual Report to shareholders that includes all required financial statements and schedules. We will provide additional copies of the 2004 Annual Report to each person solicited by this Proxy Statement, free of charge, upon request in writing to Attn: Investor Relations, GMH Communities Trust, 10 Campus Boulevard, Newtown Square, PA 19073.

Appendix A

GMH COMMUNITIES TRUST
AUDIT COMMITTEE CHARTER

        The following shall constitute the Audit Committee Charter (the "Charter") of the board of trustees of GMH Communities Trust (the "Company"):

I. ORGANIZATION

        There shall be constituted a standing committee of the board of trustees of the Company (the "Board") to be known as the audit committee (the "Audit Committee").

II. COMPOSITION AND SELECTION

        The Audit Committee shall be comprised of three or more trustees, all of whom have no relationship to the Company that may interfere with the exercise of their independence from management and the Company. The members of the Audit Committee shall meet the independence, financial literacy and similar requirements of all applicable rules and regulations of the Securities and Exchange Commission (the "SEC") (including Rule 10A-3 of the Securities Exchange Act of 1934), the New York Stock Exchange or any other applicable securities exchanges or market on which the Company's securities are listed or traded (collectively, the "Exchanges"). All members of the Audit Committee shall have a requisite working familiarity with basic finance and accounting practices to be financially literate in compliance with the applicable rules of the SEC and the Exchanges, or must become financially literate within a reasonable period of time after his or her appointment to the Audit Committee. At least one member of the Audit Committee shall have accounting or related financial management expertise in compliance with the applicable rules of the SEC and the Exchanges.

        In addition to the independence requirement provided above, the following restrictions shall apply to every Audit Committee member: (a) a trustee who is an employee of the Company or any of its affiliates may not serve on the Audit Committee until three years following the termination of his or her employment. In the event the employment relationship is with a former parent or predecessor of the Company, the trustee could serve on the Audit Committee after three years following the termination of the relationship between the Company and the former parent or predecessor; (b) a trustee (i) who is a partner, controlling shareholder, or executive officer of an organization that has a business relationship with the Company, or (ii) who has a direct business relationship with the Company (e.g., a consultant) may serve on the Audit Committee only if the Board determines in its business judgment that the relationship does not interfere with the trustee's exercise of independent judgment. In making a determination regarding the independence of a trustee pursuant to this paragraph, the Board should consider, among other things, the materiality of the relationship to the Company, to the trustee, and, if applicable, to the organization with which the trustee is affiliated; (c) a trustee who is employed as an executive of another company where any of the Company's executives serve on that company's compensation committee may not serve on the Audit Committee; and (d) a trustee who is an immediate family member of an individual who is an executive officer of the Company or any of its affiliates cannot serve on the Audit Committee until three years following the termination of such employment relationship.

        No member of the Audit Committee may serve on the audit committees of more than two other public companies. If an audit committee member simultaneously serves on the audit committee of more than three public companies, the Board must determine that such simultaneous service would not impair the ability of such member to effectively serve on the Company's Audit Committee and disclose such determination in the Company's annual proxy statement.

        The members of the Audit Committee shall be appointed by the Board, at the Board's annual meeting, on the recommendation of the Board or the Nominating and Corporate Governance Committee of the Board, and may be removed by the Board. The members of the Audit Committee shall serve for one year or until their successors are duly elected and qualified. Unless a chairperson is elected by the full Board, the members of the Audit Committee shall designate a chairperson by majority vote of the full Audit Committee membership.

        The duties and responsibilities of Audit Committee members contained herein shall be in addition to those duties otherwise required for members of the Board.

III. STATEMENT OF PURPOSE

        The primary function of the Audit Committee shall be to assist the Board in discharging its oversight responsibilities relating to the accounting, reporting and financial practices of the Company and its subsidiaries by monitoring (1) these practices, generally; (2) the integrity of the financial statements and other financial information provided by the Company to its shareholders, any governmental body or the public; (3) the Company's compliance with legal and regulatory requirements; (4) the independent auditor's qualifications and independence; and (5) the performance of the Company's independent auditors and internal audit functions and the integrity of the systems of internal controls regarding finance and accounting that management and the Board have established.

        The Audit Committee shall prepare the audit committee report required by the rules of the SEC to be included in the Company's annual proxy statement.

IV. COMMITTEE OBJECTIVES

        The Audit Committee's primary objectives include providing an independent, direct and open avenue of communication among the Company's independent accountants, management, internal auditing department and the Board; serving as an independent and objective party to review the Company's financial reporting processes and internal control systems; overseeing with management the reliability and integrity of the Company's accounting policies and financial reporting and disclosure practices; reviewing and considering the work of the Company's independent accountants and internal auditing department; reviewing the adequacy of the internal audit department's staffing and the qualifications of its personnel; and reviewing whether available technology is being used to maximize the efficiency and effectiveness of the internal audit function.

V. COMMITTEE AUTHORITY AND RESPONSIBILITIES

        The Audit Committee shall have the sole authority to appoint or replace the independent auditor (subject, if applicable, to shareholder ratification) and shall approve all audit engagement fees and terms and all significant non-audit engagements with the independent auditor. The Audit Committee shall be directly responsible for the oversight of the work of the independent auditor, including resolution of disagreements between management and the auditor regarding financial reporting, for the purpose of preparing or issuing an audit report or performing other audit, review or attest services, and the independent auditor shall report directly to the Audit Committee. The independent auditor shall be ultimately accountable to the Board through the Audit Committee. The Audit Committee shall consult with management but shall not delegate these responsibilities.

        The Audit Committee may form subcommittees and delegate authority to subcommittees when appropriate.

        The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, and the necessary funding from the Company to retain special legal, accounting or other consultants to advise the Audit Committee. The Audit Committee may also, to the extent it deems necessary or appropriate, meet with the Company's investment bankers or financial analysts who follow the Company. The Audit Committee shall have the authority to conduct or authorize investigations into any matters within its scope of responsibilities and shall have the authority to retain outside advisors to assist the Audit Committee in the conduct of any investigation.

        The Audit Committee shall make regular reports to the Board, and shall review with the Board any issues that arise with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the performance and independence of the Company's independent auditors or the performance of the internal audit function. The Audit Committee shall review and reassess the adequacy of this Charter, at least annually, and shall recommend any proposed changes to the Board for approval. The Audit Committee shall annually review its own performance.

        The Audit Committee shall:

Financial Statement and Disclosure Matters

        (1)   Review and discuss with management and the independent auditor accounting policies and financial reporting issues and judgments that may be viewed as critical; review and discuss analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of financial statements, including analyses of the effects of alternative Generally Accepted Accounting Principles ("GAAP") methods on the financial statements; consider and approve, when appropriate, any significant changes in the Company's accounting and auditing policies; review and discuss any accounting and financial reporting proposals that may have a significant impact on the Company's financial reports; review and discuss major issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies;

        (2)   Meet to review and discuss with management and the independent auditor the annual audited financial statements, including, when applicable, disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations," and recommend to the Board whether the audited financial statements should be included in the Company's Annual Report on Form 10-K, when applicable;

        (3)   Meet to review and discuss with management and the independent auditor the Company's quarterly financial statements, including, when applicable, disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations, and including the results of the independent auditor's reviews of the quarterly financial statements, prior to the filing of the Company's Quarterly Report on Form l0-Q, when applicable;

        (4)   Review and discuss with management and the independent auditor: (a) any material financial or non-financial arrangements of the Company which do not appear on the financial statements of the Company; and (b) any transactions or courses of dealing with parties related to the Company which transactions are significant in size or involve terms or other aspects that differ from those that would likely be negotiated with independent parties and which are relevant to an understanding of the Company's financial statements;

        (5)   Review and discuss with management earnings press releases, as well as financial information and earnings guidance given to analysts and ratings agencies, giving attention to any use of "pro forma" or "adjusted" non-GAAP information;

        (6)   Discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies; and

        (7)   Discuss with management and the independent auditor the effect of regulatory and accounting initiatives, as well as off-balance sheet structures on the Company's financial statements.

Oversight of the Company's Relationship with the Independent Auditor

        (1)   Obtain and review a formal written report by the independent auditor, at least annually, which report shall include descriptions of: (a) the independent auditor's internal quality-control procedures; (b) any material issues raised by the most recent internal quality control review, or peer review, or by any inquiry or investigation by governmental or professional authorities in the preceding five years respecting one or more independent audits carried out by the firm or its predecessors; (c) any steps taken to deal with such issues; (d) all relationships between the independent auditor and the Company; and (e) any other relationships that may adversely affect the independence of the auditor. The Audit Committee should assess the independence of the independent auditor, including that of the independent auditor's lead partner, based on a review of the written report and recommend to the Board that it take appropriate action in response to the report to satisfy the independence requirements;

        (2)   Evaluate the qualifications, experience, performance and independence of the senior members of the independent auditor team, including that of the independent auditor's lead partner, taking into consideration the opinions of management and the internal auditors; and present its conclusions with respect to such evaluations to the full Board;

        (3)   Set clear hiring policies for employees or former employees of the independent auditors, taking into account pressures that may exist for auditors consciously or subconsciously seeking a job with the Company;

        (4)   Discuss with the independent auditor its ultimate accountability to the Board through the Audit Committee;

        (5)   Establish policies and procedures for the engagement of the independent auditor to provide non-audit services and consider whether the independent auditor's performance of information technology and other non-audit services is compatible with the auditor's independence;

        (6)   Consider whether there should be a regular rotation of the lead audit partner, or the independent auditing firm itself in order to assure continuing independence of the independent auditor; and

        (7)   Discuss with the independent auditor's national office matters of audit quality and consistency and issues on which the office was consulted by the Company's independent auditor.

Process Improvement

        (1)   Establish regular and separate systems of reporting to the Audit Committee by the Company's management, the independent auditor and the internal auditors regarding any significant judgments made in management's preparation of the financial statements, and the view of each as to the appropriateness of such judgments;

        (2)   Review and discuss with the independent auditor the audit planning and procedures, including the scope, fees, staffing and timing of the audit; review and discuss the results of the audit exam and management letters, and any reports of the independent auditor with respect to the interim period;

        (3)   Review with the Company's internal auditors and the independent auditor the coordination of their audit efforts to assure completeness of coverage, reduction of redundant efforts and effective use of audit resources;

        (4)   Review separately with the Company's management, the independent auditor and the internal auditing department, following completion of the Company's annual audit, any significant difficulties encountered during the course of the audit, including: (a) difficulties with management's response; (b) any restrictions on the scope of work or access to required information; and (c) the nature and extent of any significant changes in accounting principles or the application therein;

        (5)   Review any significant disagreement among the Company's management and its independent auditor or the internal auditing department in connection with the preparation of the Company's financial statements;

        (6)   Review any accounting adjustments that were noted or proposed by the auditor but were "passed" (as immaterial, or otherwise); review any "management" or "internal control" letters issued, or proposed to be issued, by the audit firm to the Company; and

        (7)   Review with the Company's independent auditor, the internal auditing department and management the extent to which changes or improvements in financial or accounting practices and standards, as approved by the Audit Committee, have been implemented, with such review to be conducted at an appropriate amount of time subsequent to implementation of any changes or improvements thereto, as decided by the Audit Committee in its discretion.

Oversight of the Company's Internal Audit Function

        (1)   Review the appointment, replacement, reassignment or dismissal of the members of the Company's internal auditing department, including the appointment and replacement of the chief financial officer or other senior internal auditing executive;

        (2)   Review the regular internal reports to management prepared by the internal auditing department and management's responses; and

        (3)   Discuss with the independent auditor the internal audit department's responsibilities, budget and staffing, and any recommended changes in the planned scope of the internal audit.

Compliance Oversight Responsibilities

        (1)   Obtain from the independent auditor assurance that Section 10A of the Securities Exchange Act of 1934 has not been implicated;

        (2)   Obtain reports from management, the Company's senior internal auditing executive and the independent auditor that the Company and its subsidiaries and affiliated entities are in conformity with applicable legal requirements and the Company's Code of Business Conduct and Ethics; review insider and affiliated party transactions, including reports and disclosures of related party transactions required pursuant to the rules and regulations of the SEC, advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations with the Company's Code of Business Conduct and Ethics;

        (3)   Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any employee complaints or published reports which raise material issues regarding the Company's financial statements or accounting policies;

        (4)   Review any material pending legal proceedings involving the Company and other contingent liabilities; discuss with the Company's General Counsel legal matters that may have a material impact on the financial statements or the Company's compliance policies; and

        (5)   Receive, retain and resolve complaints the Company may receive from employees on a confidential, anonymous basis and others regarding accounting, internal accounting controls and auditing matters. The Company has established procedures for handling such complaints, which are set forth in Section VI.

Ethical and Legal Compliance

        (1)   Review with the Company's counsel legal compliance matters, including corporate securities trading policies;

        (2)   Review the procedures established by the Company that monitor the Company's compliance with its loan and indenture covenants and restrictions; and

        (3)   Perform any other activities consistent with this Charter, the Company's By-laws and governing law, as the Audit Committee or the Board deems necessary or appropriate.

VI. PROCESS FOR HANDLING COMPLAINTS ABOUT ACCOUNTING MATTERS

        As part of the Board's procedure for receiving and handling complaints or concerns about the Company's conduct, the Audit Committee has established the procedures set forth in Annex A for: (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

VII. MEETINGS

        The Audit Committee shall meet separately, as often as may be deemed necessary or appropriate in its judgment, but at least four times per calendar year, with the Company's management, internal auditors and independent auditors, which shall include a review of the Company's financial statements.

        In addition, the Audit Committee shall meet quarterly in person or by telephone in executive session with the Company's independent accountants.

VIII. LIMITATION OF AUDIT COMMITTEE'S ROLE

        While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits, to certify the Company's financial statements or to guarantee the auditor's report. These are the responsibilities of management and the independent auditor.

IX. CONSISTENCY WITH DECLARATION OF TRUST

        To the extent that any provision or section of this Charter may be inconsistent with any article, provision or section of the Declaration of Trust or the Bylaws of the Company, the Declaration of Trust or the Bylaws, as appropriate, shall fully control.

        This Audit Committee Charter was duly approved and adopted by the Board on the 25th day of October 2004.

Annex A

COMPLAINT PROCEDURES
FOR ACCOUNTING AND AUDITING MATTERS

        In order to facilitate the reporting of complaints, the Company's Audit Committee has established the following procedures for (1) the receipt, retention and treatment of complaints regarding accounting, internal accounting controls, or auditing matters ("Accounting Matters") and (2) the confidential, anonymous submission by employees of concern regarding questionable accounting or auditing matters.

        Any employee of the Company may submit a good faith complaint regarding accounting or auditing matters to the management of the Company without fear of dismissal or retaliation of any kind. The Company is committed to achieving compliance with all applicable securities laws and regulations, accounting standards, accounting controls and audit practices. The Company's Audit Committee will oversee treatment of concerns in this area.

Receipt of Complaints

  •
  Individuals with concerns regarding Accounting Matters may report their concerns to the General Counsel of the Company:

Attn: General Counsel
GMH Communities Trust
10 Campus Boulevard
Newtown Square, PA 19073

        or via the Company's hotline number:

800-903-1979

  •
  Employees may forward complaints on a confidential or anonymous basis.

Scope of Matters Covered by These Procedures

        These procedures relate to complaints relating to any questionable accounting or auditing matters, including, without limitation, the following:

  •
  fraud or deliberate error in the preparation, evaluation, review or audit of any financial statement of the Company;

  •
  fraud or deliberate error in the recording and maintaining of financial records of the Company;

  •
  deficiencies in or noncompliance with the Company's internal accounting controls;

  •
  misrepresentation or false statement to or by a senior officer or accountant regarding a matter contained in the financial records, financial reports or audit reports of the Company; or

  •
  deviation from full and fair reporting of the Company's financial condition.

Treatment of Complaints

  •
  Complaints submitted through the hotline will be transcribed by an independent third party, in an effort to maintain anonymity, which transcriptions will then be forwarded to a member of the Audit Committee for review.

  •
  Upon receipt of a complaint via mail, the General Counsel will (i) determine whether the complaint actually pertains to Accounting Matters and (ii) when possible, acknowledge receipt of the complaint to the sender.

  •
  Complaints relating to Accounting Matters will be reviewed under Audit Committee direction and oversight by the General Counsel, Internal Audit or such other persons as the Audit Committee determines to be appropriate. Confidentiality will be maintained to the fullest extent possible, consistent with the need to conduct an adequate review.

  •
  Prompt and appropriate corrective action will be taken when and as warranted in the judgment of the Audit Committee.

  •
  The Company will not discharge, demote, suspend, threaten, harass or in any manner discriminate against any employee in the terms and conditions of employment based upon any lawful actions of such employee with respect to good faith reporting of complaints regarding Accounting Matters or otherwise as specified in Section 806 of the Sarbanes-Oxley Act of 2002.

Reporting and Retention of Complaints and Investigations

  •
  The General Counsel, or such other person(s) designated by the General Counsel, will maintain a log of all complaints, tracking their receipt, investigation and resolution and shall prepare a periodic summary report thereof for the Audit Committee. Copies of complaints and such log will be maintained in accordance with the Company's document retention policy.

        If you plan to attend the meeting, please pre-register by notifying Investor Relations at 610.355.8028, or e-mail to scrnkovic@gmh-inc.com. Bring the top portion of this Proxy
Card for admission to the 2005 Annual Meeting of Shareholders.

DETACH HERE	ZGMH12

PROXY

GMH COMMUNITIES TRUST

Annual Meeting of Shareholders—June 8, 2005

THE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

        The undersigned hereby constitutes and appoints Gary M. Holloway, Sr. and Joseph M. Macchione, and each of them, as proxies of the undersigned, each with full power to appoint his substitute, and hereby authorizes them to represent and to vote all of the common shares of GMH Communities Trust (the "Trust") which the undersigned is entitled to vote, as specified on the reverse side of this card, at the Annual Meeting of Shareholders of the Trust to be held at the Philadelphia Marriott West, 111 Crawford Avenue, West Conshohocken, PA 19428, on Wednesday, June 8, 2005 at 10:00 a.m., local time, and at any adjournment, postponement or continuation thereof.

        When this Proxy is properly executed, the shares to which this Proxy relates will be voted as specified and, if no specification is made, will be voted for the Board of Trustee nominees, and this Proxy authorizes the above-designated Proxies to vote in their discretion on such other business as may properly come before the meeting or any adjournments or postponements thereof pursuant to Maryland law and the bylaws of the Trust and to the extent authorized by Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934, as amended.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?

GMH COMMUNITIES TRUST

C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL	ZGMH11
☒	Please mark votes as in this example.	3943

The Board of Trustees recommends a vote FOR all nominees.

PROPOSAL 1. ELECTION OF TRUSTEES
Nominees:	(01) Gary M. Holloway, Sr., (02) Bruce F. Robinson,
(03) Frederick F. Buchholz, (04) RADM James W. Eastwood (Ret),
(05) Steven J. Kessler, (06) Denis J. Nayden, (07) Dennis J. O'Leary,
and (08) Richard A. Silfen.
	FOR ALL NOMINEES	☐	WITHHOLD FROM ALL NOMINEES	☐
☐
WITHOLDING FOR THE FOLLOWING ONLY (In the space provided above, write in the name of the nominee(s) for whom you wish to WITHOLD)
				MARK BOX AT RIGHT IF ADDRESS CHANGE OR COMMENT HAS BEEN NOTED ON REVERSE SIDE	☐
				MARK HERE IF YOU PLAN TO ATTEND THE MEETING	☐

Please sign exactly as your name(s) appear(s) on this Proxy. If common shares stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign this Proxy. If common shares are held of record by a corporation, this Proxy should be executed by the president or vice president or vice president and the secretary or assistant secretary. Executors, administrators or other fiduciaries who execute this Proxy for a deceased shareholder should give their full title. Please date this Proxy.
Signature:	Date:	Signature:	Date:

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TABLE OF CONTENTS
PROXY STATEMENT
GENERAL QUESTIONS AND ANSWERS ABOUT THE MEETING
PROPOSAL 1—ELECTION OF TRUSTEES
BOARD OF TRUSTEES
SHARE OWNERSHIP OF OUR TRUSTEES, EXECUTIVE OFFICERS AND 5% BENEFICIAL OWNERS
CORPORATE GOVERNANCE
BOARD COMMITTEES AND TRUSTEE COMPENSATION
REPORT OF THE COMPENSATION COMMITTEE
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
REPORT OF THE AUDIT COMMITTEE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES
SHARE PRICE PERFORMANCE GRAPH
COMPARISON OF CUMULATIVE TOTAL RETURN FOR THE PERIOD OCTOBER 28, 2004 TO DECEMBER 31, 2004 (GMH COMMUNITIES TRUST, S&P 500 INDEX AND THE S&P REIT INDEX) (includes reinvestment of dividends)
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
2004 ANNUAL REPORT TO SHAREHOLDERS
GMH COMMUNITIES TRUST AUDIT COMMITTEE CHARTER
Annex A COMPLAINT PROCEDURES FOR ACCOUNTING AND AUDITING MATTERS